                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Dialogic Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Dialogic Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                                [LOGO] DIALOGIC
                                       Voice With Vision


                             DIALOGIC CORPORATION

                                                                 March 28, 1997

Dear Shareholder:

  On behalf of the Board of Directors and management, I am pleased to invite you to the 1997 Annual Meeting of Shareholders of Dialogic Corporation. The meeting will be held on Tuesday, April 29, 1997 at 10:00 a.m. at the Hanover Marriot Hotel, 4101 Route 10 East, Whippany, New Jersey. A notice of meeting, proxy statement and proxy card are enclosed for your review.

  I urge you to read the enclosed materials carefully and to complete, sign and mail promptly the proxy card contained with this letter to assure that your vote will be counted.

  The officers, directors and staff of Dialogic sincerely appreciate your continuing support.

                                          Very truly yours,

                                          Nicholas Zwick
                                          Chairman of the Board

                             DIALOGIC CORPORATION

                           NOTICE OF ANNUAL MEETING

  The Annual Meeting of Shareholders of Dialogic Corporation (the "Company") will be held at the Hanover Marriot Hotel, 4101 Route 10 East, Whippany, New Jersey on Tuesday, April 29, 1997 at 10:00 a.m., to consider and act upon the following:

  1. Election of two directors to serve for a term of three years;

  2. A proposal to adopt the Company's 1997 Incentive Benefit Plan (the "1997 Plan").

  3. A proposal to amend the Company's 1988 Incentive Compensation Plan (the "1988 Plan") to incorporate in the 1988 Plan certain features of the 1997 Plan.

  4. A proposal to adopt an amended and restated 1993 Non-Employee Director Stock Option Plan.

  5. A proposal to adopt the Company's 1997 Director Stock Election/Deferral
     Plan.

  6. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the closing of business on March 11, 1997 are entitled to notice of, and to vote at, the meeting.

                                          Theodore M. Weitz
                                          Secretary

Parsippany, NJ
March 28, 1997

 TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

                             DIALOGIC CORPORATION
                              1515 U.S. ROUTE 10
                         PARSIPPANY, NEW JERSEY 07054

                                PROXY STATEMENT

  The Board of Directors of Dialogic Corporation (the "Company") is soliciting proxies for use at the Annual Meeting of Shareholders to be held at the Hanover Marriot Hotel, 4101 Route 10 East, Whippany, New Jersey on Tuesday, April 29, 1997 at 10:00 a.m., and for use at any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about March 28, 1997.

  RECORD DATE AND QUORUM. Only shareholders of record at the close of business on March 11, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting. On that date, there were outstanding 15,827,782 shares of Common Stock of the Company ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of holders as of the Record Date of a majority of the issued and outstanding shares of Common Stock will constitute a quorum.

  VOTING PROCEDURES. Directors will be elected by a plurality of the votes cast. The proposals to (i) adopt the Company's 1997 Incentive Benefit Plan (the "1997 Plan"), (ii) amend the Company's 1988 Incentive Compensation Plan (the "1988 Plan"), (iii) adopt an amended and restated 1993 Non-Employee Director Stock Option Plan (the "Non-Employee Director Stock Option Plan" or the "1993 Plan") and (iv) adopt the Company's 1997 Director Stock Election/Deferral Plan (the "Director Election/Deferral Plan") (the proposals with respect to the 1997 Plan, the 1988 Plan, the Non-Employee Director Stock Option Plan and the Director Election/Deferral Plan are collectively referred to herein as the "Plan Proposals") will require the affirmative vote of holders of a majority of the votes cast thereon at the Annual Meeting. Approval of any other matter to be submitted to the shareholders will require the affirmative vote of a majority of the votes cast thereon at the Annual Meeting. Properly executed proxies will be voted as directed in the proxy; however, if no direction is given, a properly executed proxy will be voted FOR the election of the nominees described below and FOR each of the Plan Proposals. Votes will not be considered "cast" if the shares are not voted for any reason, including if an abstention is indicated as such on a written proxy or ballot or if votes are withheld by a broker. Accordingly, abstentions and broker non-votes will be counted only for purposes of determining whether a quorum is present; if a quorum is present, abstentions and broker non-votes will have no effect upon the election of directors or upon the approval of the Plan Proposals or any other matters submitted to shareholders at the Annual Meeting.

  PROXIES AND REVOCATION. A proxy card is enclosed. Any shareholder giving a proxy may revoke it at any time before it is exercised. In order to revoke a proxy, the shareholder must either give written notice of such revocation to the Secretary of the Company or to the Secretary of the Annual Meeting or vote the shares of Common Stock subject to the proxy by a later dated proxy or by written ballot at the Annual Meeting. The presence at the Annual Meeting of any shareholder who has given a proxy will not in and of itself revoke the proxy.

                     ELECTION OF DIRECTORS OF THE COMPANY

  The Company's Board of Directors is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. At present there are seven directors on the Board. Two directors are to be elected at the Annual Meeting to serve until the 2000 Annual Meeting and until their respective successors are elected and have qualified.

  Each of the nominees for director is presently a director of the Company. Each has consented to being named as a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual

Meeting. It is the intention of the persons named as proxies to vote the shares represented by the accompanying form of proxy for the election of each of the nominees listed below. If any nominee shall become unable or unwilling to serve as a director, the persons named as proxies will cast their votes for the remaining nominees and have discretion to vote for other persons designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.

  The following describes the current and past five years' business experience, certain directorships and age of each nominee for director and of each director whose term extends beyond 1997 and thus is continuing in office. The following information is given as of January 31, 1997 and was furnished to the Company by the respective nominees and continuing directors:

 Nominees

  . MASAO KONOMI: Chief Executive Officer of Konomi, Inc. (Tokyo-based international investment banking firm) (more than the past five years); President, Pan Communications, Inc. (Tokyo-based communications device developer) (more than the past five years). Director since 1993. Age: 53.

  . JAMES J. SHINN: Co-founder of the Company; Senior Fellow, Council on
    Foreign Relations (February 1994 to present); Executive Vice President, International Marketing, of the Company (June 1993 to August 1994); Executive Vice President, International Group, of the Company (August 1992 to June 1993); Vice President of Sales of the Company (August 1991 to August 1992); Vice President of Sales and Marketing of the Company (prior years). Director since 1983. Age: 45.

 Continuing Directors Serving Until 1998

  . HOWARD G. BUBB: President and Chief Executive Officer of the Company
    (June 1993 to present); Executive Vice President (July 1991 to June 1993) and Chief Operating Officer (August 1992 to June 1993) of the Company; Consultant (February 1991 to July 1991). Director since 1994. Age: 42.

  . KENNETH J. BURKHARDT, JR.: Co-founder of the Company; Executive Vice
    President of New Business Development of the Company (October 1992 to present); Executive Vice President of Operations of the Company (prior years). Director since 1983. Age: 51.

  . JOHN N. LEMASTERS: Retired senior executive and board member; retired in 1994 as Chairman and Chief Executive Officer of Computer Products, Inc. (multi-national electronics manufacturer) (prior years); formerly senior executive of Contel Corporation and Harris Corporation; current member of the boards of directors of Computer Products, Inc. and Augat, Inc. Director since 1993. Age: 63.

 Continuing Directors Serving Until 1999

  . FRANCIS G. "BUCK" RODGERS: Author and lecturer (more than the past five years); former Vice President, Marketing, of IBM Corporation; current member of the boards of directors of Bergen Brunswig Corporation, Mercantile Stores, Inc. and Milliken and Company. Director since 1993.
    Age: 70.

  . NICHOLAS ZWICK: Co-founder of the Company; Chairman of the Board of the
    Company (March 1993 to present); President and Chief Executive Officer of the Company (prior years to May 1993). Director since 1983. Age: 44.

  During 1996, the Board of Directors held seven meetings, the Audit Committee held three meetings and the Compensation Committee held six meetings. During 1996, no director attended less than 75 percent of the aggregate number of meetings of the Board of Directors of the Company and committees of the Board of which he was a member. There are no relationships by blood, marriage, or adoption, not more remote than first cousin, between any nominee for director, continuing director or executive officer of the Company and any other nominee for director, continuing director or executive officer of the Company.

  Audit Committee--The functions of the Audit Committee include recommending the appointment of a firm of independent public accountants to audit the books and records of the Company and its subsidiaries, discussing with management and auditors the results of annual and other audits, monitoring the Company's internal accounting and management controls, appraising the scope of proposed audits, analyzing audit fees, reviewing the Company's financial plans and budgets, monitoring the procedures and systems used in preparing the Company's consolidated financial statements, assessing compliance with the Company's internal accounting procedures and controls, assessing compliance with applicable financial reporting statutes and regulations and monitoring the staffing of the Company's accounting and financial departments. The Audit Committee is composed of four directors who are not officers or employees of the Company or its subsidiaries. The current members of the Audit Committee are Mr. Lemasters, Chairman, and Messrs. Konomi, Rodgers and Shinn.

  Compensation Committee--The functions of the Compensation Committee include reviewing and approving salary policy and management incentive compensation plans, administering the Company's stock benefit plans, reviewing and approving changes in certain other benefit plans and reviewing other management benefits. The Compensation Committee is composed of four directors who are not officers or employees of the Company or its subsidiaries. The current members of the Compensation Committee are Mr. Rodgers, Chairman, and Messrs. Konomi, Lemasters and Shinn.

  The Board has no nominating committee; the functions of a nominating committee are performed by the entire Board. No procedures have been developed with respect to obtaining nominations from shareholders.

SECURITIES OWNERSHIP OF MANAGEMENT AND OTHERS

  The following table sets forth the beneficial ownership of shares of Common Stock as of February 14, 1997 by the directors of the Company, by the executive officers named in the Summary Compensation Table below and by all directors and executive officers of the Company as a group. Information in this table was furnished to the Company by the respective directors and executive officers.

                                     SHARES OF
                             COMMON STOCK BENEFICIALLY PERCENTAGE BENEFICIALLY
     BENEFICIAL OWNER                 OWNED (1)(2)              OWNED
     ----------------        ------------------------- -----------------------
John G. Alfieri............             35,375                      *
Howard G. Bubb.............            298,523                   1.85
Kenneth J. Burkhardt, Jr...          1,753,550(3)               11.10
Darrayl E. Cannon..........                131                      *
Edward B. Jordan...........             35,868(4)                   *
Masao Konomi...............             22,500                      *
John E. Landau.............              9,000                      *
John N. Lemasters..........             22,500                      *
Francis G. Rodgers.........             22,500                      *
James J. Shinn.............          1,346,550(5)                8.52
Nicholas Zwick.............          3,239,899                  20.51
All executive officers and
 directors as a group (13
 persons).....................       6,788,044                  41.91

--------
* Represents less than 1% of the outstanding Common Stock. There were 15,796,671 shares outstanding on February 14, 1997.

(1) Except as set forth below, the persons named in the table, to the Company's knowledge, have sole voting power and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. All directors and executive officers beneficially owning more than 5% of the Company's Common Stock have a business address c/o Dialogic Corporation, 1515 U.S. Route 10, Parsippany, New Jersey 07054.

(2) Includes, for the following persons or group, the following number of shares that may be obtained through the exercise of stock options which were exercisable as of February 14, 1997 or within 60 days of such date:
    Mr. Alfieri, 34,875 shares; Mr. Bubb, 297,375 shares; Mr. Jordan, 6,950 shares; Mr. Konomi, 22,500 shares; Mr. Landau, 9,000 shares; Mr. Lemasters, 11,250 shares; Mr. Rodgers, 16,875 shares; and all executive officers and directors as a group, 400,075 shares. Includes, for the following persons or group, the following number of shares held for such persons or group pursuant to the Company's Employee Stock Purchase Plan:
    Mr. Bubb, 1,148 shares; Mr. Cannon, 131 shares; Mr. Jordan, 808 shares; and all executive officers and directors as a group, 2,485 shares.

(3) Includes 103,500 shares held by Mr. Burkhardt's wife as trustee of trusts for the benefit of their children.

(4) Includes 600 shares held by Mr. Jordan's wife as custodian for their children.

(5) Includes 80,000 shares held by Mr. Shinn's wife as trustee of trusts for the benefit of their children.

  Other than Messrs. Burkhardt, Shinn and Zwick, the only shareholder known by the Company to beneficially own more than five percent of the outstanding Common Stock is Kopp Investment Advisors, Inc. ("Kopp"). Kopp has advised the Company that as of December 31, 1996, it beneficially owned 2,138,183 shares of Common Stock (i.e., approximately 13.6% of the outstanding shares as of that date).

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table and accompanying footnotes set forth certain summary information, relating to the three years ended December 31, 1996, with respect to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 1996 (the "Named Officers"):

                                                                  LONG-TERM
                                                                 COMPENSATION
                               ANNUAL COMPENSATION                  AWARDS
                    ------------------------------------------ ----------------
                                                                  SECURITIES
NAME AND PRINCIPAL                   BONUS     OTHER ANNUAL       UNDERLYING        ALL OTHER
 POSITION           YEAR SALARY($) ($)(2)(3)  COMPENSATION ($) OPTIONS/SARS (#) COMPENSATION($)(5)
----------------    ---- --------- --------- ----------------- ---------------- ------------------
Howard G. Bubb      1996 $206,725   $76,266          --             25,000            $6,825
President and
 Chief              1995  161,339    58,960          --             20,000             7,065
Executive Offi-
 cer                1994  139,231    63,439       30,000(4)         40,000             6,708
John G. Alfieri     1996  115,300    92,784          --             10,000             7,163
Vice President,     1995   96,138    82,568          --             10,000             7,232
Americas            1994   81,635    72,402          --             10,000             8,141
Darrayl E. Can-
 non (1)            1996  150,000    36,597       58,109(4)          5,000             2,671
Vice President,
 Operations         1995   46,200    73,372          --             40,000               148
Edward B. Jordan    1996  127,900    40,492          --              7,000             6,845
Chief Financial     1995  123,861    29,018          --              8,000             6,882
Officer             1994  117,009    28,348          --              8,000             7,905
John E. Landau      1996  127,868    37,214          --              8,500             6,318
Vice President,     1995  117,657    29,187          --              8,000             6,104
Dialogic Archi-
 tecture Labs       1994  113,077    30,713          --              6,000             4,995

--------
(1)  Mr. Cannon was only employed by Dialogic for four months during 1995.

(2) For all Named Officers other than Mr. Alfieri for a given year, includes bonuses paid after year-end with respect to performance during such year and excludes bonuses paid during such year for performance during the prior year.

(3) For Mr. Alfieri, for a given year, includes sales commissions and bonuses paid after year-end with respect to performance during such year and excludes sales commissions and bonuses paid during such year for performance during the prior year.

(4) Represents reimbursement to Mr. Bubb and Mr. Cannon for relocation expenses. During the years presented, no other Named Officer received personal benefits from the Company in excess of 10% of such individual's reported salary and bonus. Amounts below this threshold are not included in the table.

(5) For 1996, represents contributions made by the Company to the Company's 401(k) plan on behalf of the Named Officers to match 1996 pre-tax elective deferral contributions (included under "Salary") made by the Named Officers to such plan, as follows: Mr. Bubb, $3,800; Mr. Alfieri, $3,800; Mr. Cannon, $1,894; Mr. Jordan, $3,482; and Mr. Landau, $3,436.
     For 1996, also includes $3,025, $3,363, $777, $3,363 and $2,882, respectively, paid to Messrs. Bubb, Alfieri, Cannon, Jordan and Landau, respectively, pursuant to certain profit-sharing arrangements (including amounts paid in 1997 relating to 1996 and excluding amounts paid in 1996 relating to 1995).

EMPLOYEE STOCK OPTIONS

  The Company presently maintains a 1986 stock option program, the 1988 Plan for employees and stock option programs for former employees of GammaLink, Spectron Microsystems, Inc. ("Spectron") and Dianatel Corporation ("Dianatel") who held stock options granted by GammaLink, Spectron and Dianatel that were outstanding at the time that these corporations were acquired by the Company (collectively, the "Existing Option Plans"). As of December 31, 1996, options to purchase approximately 2.2 million shares of Common Stock were outstanding under the Existing Option Plans. The options granted under the Existing Option Plans generally have terms of ten years and terminate at or within a specified period of time after the Optionee's employment with the Company ends. Options are exercisable in installments determined at the date of grant. However, options granted to executive officers and certain other officers of the Company will accelerate (i.e., become fully exercisable) if their employment is terminated within twelve months after a "Change in Control" occurs. In general, a "Change in Control" means the acquisition of 50.1% or more of the Common Stock, merger of the Company or certain substantial changes in the composition of the Board of Directors. For information regarding proposals to adopt a new employee stock incentive plan and to amend the 1988 Plan, see "Proposal Two" and "Proposal Three", respectively.

  The following table and accompanying footnotes contain information regarding the grant of stock options to the Named Officers during 1996 under the Existing Option Plans.

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                         ------------------------------------------------
                                       PERCENT OF                         POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF      TOTAL                               ASSUMED ANNUAL RATES OF
                          SECURITIES  OPTIONS/SARS                        STOCK PRICE APPRECIATION FOR
                          UNDERLYING   GRANTED TO  EXERCISE OR                     OPTION TERM(1)
                         OPTIONS/SARS EMPLOYEES IN BASE PRICE  EXPIRATION -----------------------------
NAME                     GRANTED (#)      1996       ($/SH.)      DATE        5% ($)         10%($)
----                     ------------ ------------ ----------- ---------- -------------- --------------
Howard G. Bubb..........    15,000        2.9%       $26.25      8/1/06         $248,063       $626,063
                            10,000        1.9%        53.50      8/1/06              --         144,900
John G. Alfieri.........    10,000        1.9%        26.25      8/1/06          165,375        417,375
Darrayl E. Cannon.......     5,000        1.0%        26.25      8/1/06           82,688        208,688
Edward B. Jordan........     7,000        1.3%        26.25      8/1/06          115,763        292,163
John E. Landau..........     8,500        1.6%        26.25      8/1/06          140,569        354,769

--------
(1) Amounts represent hypothetical gains that could be achieved if the options described in the table were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration date, based upon the fair market value of the Common Stock as of the date the options were granted. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall financial market conditions. There can be no assurance that amounts reflected in this table will be achieved.

  The following table and accompanying footnotes set forth certain information regarding stock options exercised by the Named Officers during 1996 and stock options held by the Named Officers as of December 31, 1996.

              AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                      NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-
                                                         UNEXERCISED OPTIONS/SARS             THE-MONEY OPTIONS/SARS
                                                              AT YEAR-END (#)                   AT YEAR- END(1)($)
                                                      -----------------------------------    -------------------------
                         SHARES ACQUIRED     VALUE
NAME                      ON EXERCISE (#) REALIZED($)  EXERCISABLE        UNEXERCISABLE      EXERCISABLE UNEXERCISABLE
----                     ---------------- ----------- ----------------   ----------------    ----------- -------------
Howard G. Bubb..........      10,000       $439,444              297,375             86,250  $5,445,293    $935,624
John G. Alfieri.........       1,500         74,687               34,875             37,625     946,677     544,628
Darrayl E. Cannon.......         --             --                   --              45,000         --      196,250
Edward B Jordan.........       8,250        136,812                6,950             40,800     152,925     697,450
John E. Landau..........       4,000        189,333                9,000             48,000     206,000     859,374

--------
(1) Based upon the closing price of the Common Stock on the Nasdaq National Market System on December 31, 1996 ($31.50), less the exercise price, multiplied by the number of shares covered by the option; options with exercise prices equal to or greater than $31.50 were excluded from the calculation of the value of unexercised options.

EMPLOYMENT AGREEMENT

  The Company previously entered into an employment agreement with Howard G. Bubb, the Company's Chief Executive Officer, which agreement expired on December 31, 1996. Under that agreement, Mr. Bubb received the salaries reflected in the table under the caption "Summary of Cash and Certain Other Compensation" and was entitled to receive cash bonuses based upon Company and individual performance. He was also entitled to the use of a Company-supplied automobile, to receive such insurance, vacation, disability and other benefits as were generally available to the Company's executive officers and to be reimbursed by the Company for certain relocation expenses. He also received various stock options pursuant to that agreement. Mr. Bubb and the Company presently are negotiating a new employment agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for implementing, overseeing and administering the Company's overall compensation policy. The basic objectives of that policy are to (a) provide compensation levels that are fair and competitive with peer companies, (b) align pay with performance and (c) where appropriate, provide incentives which link executive and stockholder interests and long-term corporate objectives through the use of equity-based incentives. Overall, the Company's compensation program is designed to attract, retain and motivate high quality and experienced employees at all levels of the Company. The principal elements of executive officer compensation are base pay, bonus, profit-sharing and stock options, together with 401(k) and health benefits. The various aspects of the compensation program, as applied to the Company's Chief Executive Officer and the Company's other executive officers, are outlined below.

  Executive officer compensation is, in large part, determined by the individual officer's ability to achieve his or her performance objectives. Each of Dialogic's executive officers participates in the development of an annual business strategy from which individual objectives are established and performance goals are measured quarterly. Initially, the objectives are proposed by the particular officer involved. Those objectives are then determined by the Chief Executive Officer or, in the case of Mr. Bubb's objectives, by the Chairman of the Board.

 Base Pay

  The Company determines base pay for its executive officers through an evaluation of the extent to which such individuals have achieved their performance objectives and a comparative analysis of total compensation for similar positions within other surveyed companies. Four specific categories of comparable companies were considered by the Compensation Committee in 1996. First, the Committee considered a peer group of companies that were utilized by the Company's underwriters in its 1994 initial public offering as a base group of comparable businesses. Second, the Committee analyzed compensation paid to a group of high technology, high growth companies that are positioned in their fields in a manner comparable to the Company's position within the computer telephony industry. Third, the Company participated in a total compensation survey and utilized the results of that survey to further validate information from the other two surveys. Fourth, the Committee performed a comparative analysis and assessment of Dialogic's equity incentive program as compared with comparable programs of a selected group of telecommunications and networking firms.

  The Chief Executive Officer's performance is analyzed against his objectives by the full Board of Directors (other than Mr. Bubb). Mr. Bubb, in turn, reviews the performance of his "direct reports" (including each of the Company's executive officers other than directors Burkhardt and Zwick) against their performance objectives on a quarterly basis. Salaries are reviewed on an annual basis after consideration of performance analyses and compensation paid by surveyed companies. In 1996, the Compensation Committee reviewed Mr. Bubb's performance and decided to increase his base salary to $250,000 per annum.

  Of the Named Officers, Mr. Alfieri is the only officer whose cash compensation includes commissions. Commission-based compensation is considered to be appropriate for Mr. Alfieri in light of his sales responsibilities.

 Bonus

  Each executive officer of the Company is eligible to receive a quarterly bonus if such officer achieves his or her individual performance objectives and the Company achieves its quarterly performance goal. The Company's performance goal is based upon earnings before interest and taxes. The Board's quarterly review of the Chief Executive Officer's performance determines whether he will receive a quarterly bonus. The Chief Executive Officer, in turn, reviews his "direct reports" to determine whether quarterly bonuses have been earned. Mr. Bubb received bonuses of $76,266 for 1996 performance pursuant to this quarterly bonus program.

 Profit-Sharing

  The Company has established a quarterly profit-sharing program pursuant to which a portion of the Company's quarterly profits are allocated among all employees. Under this formula approach, payments are made if the Company reaches 85% of its quarterly after-tax earnings objective (as established by the Chief Executive Officer). In that event, the Company pays seven percent of its quarterly after-tax earnings in the form of profit-sharing payments. Amounts are allocated based upon months of service and salary, subject to certain limitations. During 1996, Mr. Bubb earned $3,025 pursuant to the Company's profit-sharing arrangements.

 Stock Options

  The Compensation Committee believes that a stock option plan provides capital accumulation opportunities to participants in a manner that fosters the alignment of the participants' interests and risks with the interests and risks of the Company's public shareholders. The Compensation Committee further believes that stock options can function to assure the continuing retention and loyalty of employees. Many of the options that have been granted to executive officers carry long-term (i.e., five year or seven year) vesting schedules. Officers who leave the Company's employ before their options are fully vested will lose a portion of the benefits that they might otherwise receive if they remain in the Company's employ for the entire vesting period. Historically, stock option grants for existing employees have been based upon a comparative analysis of equity-based compensation among peer companies and an analysis of the performance of the employees involved in light of the objectives established for such employees.

  The Company's 1988 Incentive Compensation Plan, the plan under which most of the Company's stock options have been granted, expires by its terms in 1998. While options granted thereunder prior to the expiration date continue to be exercisable for the terms of such options, no additional options may be granted thereunder after the expiration date. As of December 31, 1996, approximately 650,000 shares of Common Stock remained available for future stock option grants under the 1988 Incentive Compensation Plan. In light of the importance of stock options within the Company's compensation structure and the 1998 expiration date, the Compensation Committee recommended to the Board of Directors, and the Board (subject to shareholder approval) approved, the Company's 1997 Incentive Benefit Plan described elsewhere herein. The Compensation Committee, with the assistance of the Company's Vice President of Human Resources and an outside consultant, considered various alternative stock benefit features in developing the proposed 1997 Incentive Benefit Plan. The Committee believes that the proposed Plan, like the 1988 Incentive Compensation Plan, enables the Company to link employee incentives with shareholder interests.

  During 1996, Mr. Bubb was granted two stock options on the same date. One such option, covering 15,000 shares, was granted at an exercise price equal to the then current market price of the Company's Common Stock, $26.25. The other option, covering 10,000 shares, was granted at an exercise price of $53.50 per share. This second option will have value to Mr. Bubb only in the event that the fair market value of the Company's Common Stock increases substantially above the market price on the date of grant.

  The Compensation Committee believes that an appropriate compensation program can help in fostering a continuation of profitable operations if the program reflects a suitable balance between providing appropriate awards to key employees while at the same time effectively controlling compensation costs, principally by establishing cash compensation at competitive levels and emphasizing supplemental compensation that correlates to the performance of individuals, the Company and the Company's Common Stock.

  This report has been furnished by the Compensation Committee of Dialogic's Board of Directors.

                                          Francis G. Rodgers, Chairman
                                          Masao Konomi
                                          John N. Lemasters
                                          James J. Shinn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1994, James J. Shinn became a member of the Company's Compensation Committee, after he ceased serving as an executive officer and employee of the Company. Mr. Shinn is a co-founder of the Company, was an executive officer and employee of the Company for several years and has served on the Board of Directors of the Company since its inception. No other member of the Compensation Committee has ever been employed by the Company. During 1996, the Company paid Director Francis G. Rodgers $1,000 in consulting fees. See "Director Compensation".

PERFORMANCE GRAPH

  The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market--United States Index and the Hambrecht & Quist Technology Index for the period from April 12, 1994 (the date on which the Common Stock was first publicly traded) through December 31, 1996. For purposes of the graph, it is assumed that the value of the investment in the Company's Common Stock and each index was 100 on April 12, 1994 and that all dividends were reinvested.

                 COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN
                     AMONG DIALOGIC CORPORATION, THE NASDAQ
                         STOCK MARKET--US INDEX AND THE
                      HAMBRECHT & QUIST TECHNOLOGY INDEX*

           DIALOGIC CORPORATION  HAMBRECHT & QUIST TECHNOLOGY  NASDAQ STOCK MARKET-US
4/12/94             100                       100                       100
6/94                102                        95                        96
9/94                121                       108                       104
12/94               165                       118                       103
3/95                199                       131                       112
6/95                125                       159                       128
9/95                174                       181                       143
12/95               270                       177                       145
3/96                296                       180                       152
6/96                418                       188                       164
9/96                249                       201                       170
12/96               221                       212                       178

--------
* $100 INVESTED ON 04/12/94 IN COMPANY'S COMMON STOCK OR ON 3/31/94 IN INDEX INCLUDING REINVESTMENT OF DIVIDENDS

DIRECTOR COMPENSATION

  Employee directors do not receive any compensation for serving on the Board. Non-employee directors receive an annual retainer of $12,000, $1,000 for each Board meeting that they attend in person, $500 for each Board meeting attended by telephone and for each committee meeting attended in person, and $250 for each committee meeting attended by telephone. See "Proposal Five" for information regarding a proposed plan that will enable directors to invest their director fees in Common Stock and to defer receipt of such shares for five years. As noted above, during 1996, the Company paid Director Francis G. Rodgers $1,000 in consulting fees with respect to consulting services that he provided regarding sales and marketing matters.

  The Company maintains a stock option plan (the 1993 Non-Employee Director Stock Option Plan) for non-employee directors. As initially adopted, this plan provided for the automatic grant of options covering 22,500 shares of Common Stock to be made on a one-time basis when non-employee directors commenced their service on the Company's Board of Directors. The plan as initially adopted also provided that options granted thereunder would vest in equal installments over a four-year period, commencing one year after service on the Board commenced. Messrs. Konomi, Lemasters and Rodgers have each been granted options pursuant to this plan, all of which options are now fully vested. See "Proposal Four" for information regarding a proposal to amend and restate this plan.

                                 PROPOSAL TWO

                        PROPOSAL TO ADOPT THE COMPANY'S
                          1997 INCENTIVE BENEFIT PLAN

GENERAL

  On February 27, 1997, the Company's Board of Directors approved the Dialogic Corporation 1997 Incentive Benefit Plan (the "1997 Plan"), subject to approval by the Company's shareholders at the Annual Meeting. The Board recommends that shareholders of the Company approve the 1997 Plan. The 1997 Plan is designed to attract qualified employees and to encourage existing employees to acquire a proprietary interest in the Company, to continue their employment with the Company and to render superior performance during their period of employment. The 1997 Plan is, in many respects, a renewal (with the changes described under "Proposal Three") of the 1988 Plan, which will expire in 1998. The 1997 Plan, like the 1988 Plan, is designed to enable the Company to grant stock options, stock appreciation rights, stock grants and other awards to employees of the Company and its subsidiaries. The 1997 Plan also permits the Company to grant stock incentives to consultants and other advisors.

  The following description of the principal features of the 1997 Plan is subject to, and is qualified in its entirety by reference to, the actual provisions of the 1997 Plan set forth in Exhibit A annexed to this Proxy Statement.


ADMINISTRATION

  In general, the 1997 Plan will be administered by two committees appointed by the Board, a Selected Participants Committee and a General Participants Committee. Under the terms of the 1997 Plan, the members of the Compensation Committee of the Board will serve as the Selected Participants Committee. The current members of the Compensation Committee are Francis G. Rodgers (Chairman), Masao Konomi, John Lemasters and James Shinn. The 1997 Plan provides that the General Participants Committee may consist of one or more directors, none of whom need be outside directors. Howard Bubb, the Company's President and Chief Executive Officer, has been named as the sole member of the General Participants Committee. The 1997 Plan provides, in general, that the Selected Participants Committee will have full authority (i) to award non-statutory stock options ("Non-Statutory Options"), incentive stock options ("Incentive Options" and, collectively with Non-Statutory

Options, "Options"), stock appreciation rights ("SARs"), units of phantom stock, stock awards, restricted stock awards, performance stock rights and cash awards (collectively, "Incentives") to those employees of the Company who constitute "Selected Participants" (as defined), (ii) set the terms, conditions and restrictions of the benefits awarded under the 1997 Plan, their exercise and all related rights with respect to Selected Participants, (iii) accelerate the date on which previously granted Incentives may be exercised by Selected Participants, (iv) prescribe the form of agreements awarding and governing all benefits under the 1997 Plan to all participants, (v) interpret the 1997 Plan with respect to all participants, (vi) establish rules and regulations relating to the 1997 Plan with respect to all participants and
(vii) make all other determinations for the proper administration of the 1997 Plan, except to the extent that authority is expressly conferred upon the General Participants Committee. In turn, the General Participants Committee generally has the authority (i) to award Incentives to all participants other than Selected Participants, (ii) to set the terms, conditions and restrictions of such benefits, their exercise and all related rights with respect to all participants other than Selected Participants and (iii) to accelerate the date on which previously granted Incentives may be exercised by all participants other than Selected Participants. The General Participants Committee will be required to abide by Incentive budgets (i.e., budgets limiting the number of Incentives to be granted) and guidelines to be established from time to time by the Selected Participants Committee.

  In general, the 1997 Plan defines "Selected Participants" to include the Company's executive officers, persons who, by virtue of their position with the Company, are subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, consultants, advisors and other persons designated from time to time by the Selected Participants Committee. Under the 1997 Plan and as used in this Proxy Statement, the term "Award Authority" refers to the Selected Participants Committee with respect to actions to be taken with respect to Selected Participants and refers to the General Participants Committee with respect to actions to be taken with respect to all participants other than Selected Participants.

  The 1997 Plan assigns to a separate committee (the "Benefit Administration Committee"), consisting solely of those members of the Compensation Committee who constitute "outside directors" as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), certain responsibilities of the Selected Participants Committee, with respect to those executive officers of the Company whose compensation may be subject to the provisions of Section 162(m) of the Code ("Section 162(m)"). In general, such executive officers will be the Chief Executive Officer and the four other highest paid executive officers of the Company. At present, the members of the Compensation Committee who constitute "outside directors" within the meaning of Section 162(m) of the Code are Masao Konomi, John Lemasters and Francis G. Rodgers. If there are not two members of the Compensation Committee who constitute "outside directors", the functions of the Benefit Administration Committee will be performed by the entire Selected Participants Committee, which may result in certain compensation being subject to the provisions of
Section 162(m). In general, Section 162(m) denies deductibility for certain compensation in excess of $1 million received in a taxable year by an officer of certain public companies if such officer constitutes a "covered employee". For purposes of this Proxy Statement, all references to the Selected Participants Committee include references to the Benefit Administration Committee to the extent that the latter is required to perform the functions of the former.

ELIGIBILITY

  All employees of the Company and its subsidiaries are eligible for selection by the Award Authority to participate in the 1997 Plan. "Consultants", defined as persons who perform consulting services for, or who serve as advisors to, the Company or its subsidiaries, are eligible to receive any Incentive other than Incentive Options. Non-employee directors and non-employee officers are not eligible to receive any benefits under the 1997 Plan, unless they serve also as "Consultants". The Company is unable, at the present time, to determine the identity or the number of executive officers, directors and other employees who may be granted Incentives under the 1997 Plan in the future.

TERMS AND CONDITIONS OF OPTIONS

 Types of Options

  Options that may be granted under the 1997 Plan may either be Incentive Options or Non-Statutory Options. To date, all Options granted by the Company under the 1988 Plan have been Non-Statutory Options. Incentive Options are designed to qualify as "incentive stock options" within the meaning of Section 422 of the Code. See "Tax Matters". The determination of whether a particular Option granted under the 1997 Plan will be an Incentive Option or a Non-Statutory Option will be made by the Award Authority at the time of grant.

 Term

  No Option may be granted pursuant to the 1997 Plan after February 26, 2007. Furthermore, no Options may be exercised more than eight years after the date of grant. In addition, an Incentive Option granted to a person who owns more than 10% of the combined voting power of all classes of the Company's capital stock on the date of grant (a "Ten Percent Shareholder") will expire no later than five years after the date on which such Option is granted.

 Exercise Price

  The exercise price of an Incentive Option cannot be less than the "fair market value" of a share of the Common Stock on the date of grant. However, Incentive Options granted to Ten Percent Shareholders cannot be issued at an exercise price of less than 110% of "fair market value". The 1997 Plan provides that the exercise price of Non-Statutory Options will not be less than 75% of the "fair market value" of a share of Common Stock on the grant date. However, any Non-Statutory Option granted at an exercise price that is expressly designated at the time of grant as an exercise price of less than 100% of "fair market value" cannot vest (i.e., become exercisable) sooner than three years from the date of grant unless such vesting arises as a result of the optionee's satisfying performance criteria approved by the Committee.

  For purposes of the 1997 Plan, the term "fair market value" equals the average of (i) the highest sale price of the Common Stock as reported on the "Applicable Market" on the valuation date and (ii) the lowest sale price of the Common Stock as reported on the Applicable Market on the valuation date. The "Applicable Market" means the Nasdaq Stock Market. If, however, the Common Stock is instead traded on a national securities exchange, the "Applicable Market" will mean such national securities exchange. If the Common Stock is not publicly traded on any Applicable Market on the applicable valuation date, "fair market value" will be determined by the Selected Participants Committee. All references in this summary description of the 1997 Plan to the term "fair market value" contemplate this definition of fair market value.

 Payment

  The exercise price of an Option is payable in full at the time of exercise. Payment is to be made (i) by cash or check, (ii) if permitted by the Award Authority, by a tender of shares of the Company's Common Stock having a "fair market value" on the date of exercise equal to the exercise price of the Option or (iii) if permitted by the Award Authority, by a combination of cash or check and delivery of such shares. As an administrative matter, the Company may permit Optionees to pay the exercise price by means of a so-called "cashless exercise" through arrangements made with a broker-dealer.

 Vesting

  The 1997 Plan provides that each Option will become exercisable at such time or times and in such amount or amounts during its term as the Award Authority may determine at the time of grant. In the absence of any determination to the contrary with respect to specific options, Options will vest in four equal annual 25% installments commencing one year after the date of grant. The Award Authority may, at any time, accelerate the exercisability of any Option. Options granted to certain senior officers of the Company will automatically accelerate (i.e., become fully exercisable) if their employment is terminated within twelve months after a "Change in Control" occurs. In general, a "Change in Control" means the acquisition of 50.1% or more of the Company's Common Stock by a third-party, the merger of the Company or certain substantial changes in the composition of the Board of Directors.

  The aggregate fair market value of an Optionee's Incentive Options that first become exercisable in any one calendar year (under the Plan and any other Dialogic plan) cannot exceed $100,000.

 Method of Exercise

  Optionees may exercise Options granted pursuant to the 1997 Plan from time to time by giving written notice to the Company. The date of exercise will be the date on which the Company receives such notice. Such notice will be on a form to be made available by the Company and will state the number of shares to be purchased. At the closing, the Company will be required to deliver such shares against payment in full of the option price for the number of shares to be delivered.

 Termination of Employment

  If a recipient of an Option or SAR granted under the 1997 Plan ceases to be employed by the Company or any subsidiary as a result of "retirement", then, in general, all of such recipient's Options and SARs may be exercised, to the extent exercisable on the date of termination of employment (unless the Selected Participants Committee, in its discretion, permits the Participant to exercise unvested benefits), for a period ending on the earlier of the expiration date of the Options or SARs or three years from the date of termination of employment due to "retirement". The term "Retirement" will have the meaning given to that term in any retirement plan adopted by the Company's Board of Directors. In the absence of any such plan, the term "retirement" is defined under the 1997 Plan to mean (i) the voluntary termination of employment by a participant who is 59 1/2 years old or older unless, prior to such termination, such participant advises the Company that he intends to be employed on a full-time basis by a third-party or (ii) the voluntary termination of employment by any participant if the Committee determines, prior to such termination, that such termination should be treated as a "Retirement" for purposes of the 1997 Plan. If a recipient of an Option or SAR terminates employment with the Company because such person has become "disabled" (as defined in the 1997 Plan), then, in general, all of such recipient's Options and SARs may be exercised, regardless of whether they are then vested, for a period ending on the earlier of the expiration date of the Options or SARs or three years after the date of termination of employment due to disability. If a recipient of Options or SARs dies while employed by the Company, then, in general, all of such recipient's Options may be exercised, regardless of whether they are then vested, for a period ending on the earlier of the expiration date of the Options or SARs or three years after the date of termination of employment due to death. If employment terminates for "cause", all Options and SARs held by the terminated employee will cease to be exercisable upon termination of employment. If a recipient of Options or SARs is terminated by the Company but not for "cause", then, in general, all of such recipient's Options and SARs may be exercised, to the extent exercisable on the date such employment ceases, for a period ending on the earlier of the expiration date of the Options/SARs or three months after such employment is terminated. Unless otherwise provided by the Award Authority in the applicable Incentive agreement or at the time of termination of employment, if a Participant voluntarily terminates his or her employment with all members of the Group, the Participant shall have the right to exercise his Stock Options and SARs for a period ending on the earlier of the expiration dates of such Stock Options and SARs or three months from the date of termination of employment, provided that such Stock Options and SARs shall be exercisable by the Participant after termination of employment only to the extent exercisable on the date of termination of employment. The Award Authority may provide at any time before or within one week after such voluntary termination of employment that a Participant's right to exercise Stock Options or SARs in such instance shall terminate as of the date of termination of employment.

 Maximum Number of Options

  The maximum number of shares covered by Options which may be granted under the 1997 Plan to any one participant in any one calendar year is 1,000,000 shares.

OTHER BENEFITS

  In addition to Options, the 1997 Plan authorizes other types of benefits, including stock appreciation rights, stock awards, restricted stock awards, performance stock rights and cash awards. These benefits are described briefly below.

 Stock Appreciation Rights

  The 1997 Plan authorizes the Award Authority to grant SARs together with Options, in tandem with Options or independent of any Options. At the time that an SAR is granted, the Award Authority will specify whether the SAR is exercisable (a) for cash only, (b) for shares of Common Stock only, (c) for any combination thereof as specified by the person exercising the SAR at the time of the exercise of the SAR or (d) for any combination thereof as specified by the Award Authority at the time of the exercise of the SAR. If an SAR is exercisable for shares of Common Stock, the number of shares issuable upon the exercise of the SAR will equal (i) the number of shares for which the SAR is exercised multiplied by the amount of the appreciation per share (for this purpose, the "appreciation per share" will be the amount by which the "fair market value" of a share of Common Stock on the exercise date exceeds
(A) in the case of an SAR granted in tandem with an Option, the option exercise price, or (B) in the case of an SAR granted alone without reference to an Option, the "fair market value" of a share of Common Stock on the date that the SAR was awarded), divided by the "fair market value" of a share of Common Stock on the date that the SAR is exercised (the "Exercise Date"). If an SAR is exercisable for cash, the amount of cash payable upon exercise will equal the "fair market value" of a share of Common Stock on the Exercise Date multiplied by the number of shares that would be issuable if the SAR were exercised for shares of Common Stock.

 Units of Phantom Stock

  Units of phantom stock entitle participants to cash payments based upon appreciation in the fair market value of the Common Stock between the date of grant and the date of exercise. Under the 1997 Plan, the amount of cash payable upon the exercise of a unit of phantom stock equals the excess of the "fair market value" of one share of Common Stock on the date on which the unit is exercised over the "fair market value" of one such share on the date on which the unit is granted.

 Stock Awards and Restricted Stock Awards

  The 1997 Plan authorizes the grant of Stock Awards and Restricted Stock Awards. No more than 500,000 shares of Common Stock may be issued to all participants pursuant to Stock Awards and Restricted Stock Awards (independent of the number of shares subject to Performance Stock Rights).

  A Stock Award represents an unrestricted award of shares of Common Stock without the requirement that the Participant make any payment to the Company.

  A Restricted Stock Award is a stock award that is accompanied by restrictions which may relate to continuing employment with the Company, performance or such other factors as the Award Authority may determine at the time of grant. The Award Authority will also determine the price, if any, which a Participant must pay (in cash or, at the discretion of the Award Authority, in shares of Common Stock or a combination of cash and such shares) in order to receive the shares covered by the Restricted Stock Award. Shares issued pursuant to a Restricted Stock Award will be held by the Company in escrow pending the satisfaction of all restrictions.

 Performance Stock Rights

  The 1997 Plan authorizes the Award Authority to grant Performance Stock Rights which entitle the recipients to receive a specified number of shares of Common Stock upon the satisfaction of certain performance goals. Such goals (which may be defined in terms of individual performance, work unit performance, subsidiary performance, Company performance, a combination thereof or otherwise), as well as the terms and conditions applicable to any such Rights, would be specified at the time of grant. The 1997 Plan limits the aggregate number of shares which may be issued pursuant to Performance Stock Rights to 500,000 shares (independent of the number of shares subject to Stock Awards and Restricted Stock Awards).

 Cash Awards

  The 1997 Plan authorizes the Award Authority to grant cash payments to participants in accordance with terms and conditions determined by the Award Authority.

SHARES ISSUABLE PURSUANT TO THE PLAN

  As of December 31, 1996, there were approximately 650,000 shares of Common Stock available for the issuance of future grants under the 1988 Plan. The Company has the flexibility to grant benefits under either the 1988 Plan or the 1997 Plan until December 5, 1998, at which time no further Incentives may be granted pursuant to the 1988 Plan. The 1997 Plan provides that the aggregate number of shares of Common Stock which may be issued under the 1997 Plan will not exceed the sum of 2,000,000 shares plus the lesser of (i) 400,000 shares and (ii) the number of shares that would be available for the award of benefits under the 1988 Plan on December 5, 1998 but for the fact that the 1988 Plan expires (with respect to the grant of new incentive awards) on that date, without giving effect to lapses, cancellations or forfeitures that occur subsequent to December 5, 1998. Notwithstanding the foregoing, the maximum number of shares of Common Stock issuable pursuant to Incentive Options under the 1997 Plan is 2,000,000 shares. For purposes of calculating the number of shares of Common Stock issuable pursuant to the 1997 Plan, each Unit of Phantom Stock will constitute a single share. If any Incentives granted under the 1997 Plan expire or terminate for any reason before they have been exercised in full, the shares subject to those expired or terminated Incentives will again be available for issuance pursuant to the 1997 Plan.

ADJUSTMENTS

  The number of shares available for Incentives and the number of shares covered by outstanding Incentives granted under the 1997 Plan will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other similar changes in the Company's capital stock. Comparable changes will be made in the exercise price or base price of outstanding Incentives.

ASSIGNMENT

  Incentive Options granted under the 1997 Plan generally are not assignable or transferable other than by will or the laws of descent and distribution. With the permission of the Award Authority, other Incentives may be transferred by a participant to his or her immediate family members or to trusts established exclusively for the benefit of such family members. In the event of any such transfer, termination provisions will continue to be based upon the employment of the participant who was initially granted the Incentive under the 1997 Plan.

TERMINATION, AMENDMENT AND MODIFICATION

  The Board of Directors of the Company may at any time terminate, suspend or amend the 1997 Plan as it may deem advisable, except that no such termination, suspension or amendment shall deprive participants of any right which has accrued under the 1997 Plan with respect to Incentives previously awarded pursuant to the 1997 Plan without the consent of such participants.

FEDERAL INCOME TAX CONSEQUENCES

  For information regarding federal income tax matters relating to the benefits receivable under the 1997 Plan and the option plans described in Proposal Three and Proposal Four, see "Tax Matters".

  THE BOARD OF DIRECTOR UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE
                         PROPOSAL TWO DESCRIBED ABOVE.

                                PROPOSAL THREE

       PROPOSAL TO AMEND THE COMPANY'S 1988 INCENTIVE COMPENSATION PLAN

  On February 27, 1997, the Board of Directors of the Company approved various amendments to the 1988 Plan designed to incorporate into the 1988 Plan several features of the proposed 1997 Plan. Pursuant to the provisions of the 1988 Plan, certain of those amendments (which may be deemed to materially increase the benefits available to participants under the 1988 Plan) require the approval of the Company's shareholders. Other amendments, which did not require shareholder approval, (i) limited to 100,000 shares of Common Stock the number of shares which may be issued under Stock Awards and Restricted Stock Awards granted subsequent to February 27, 1997 under the 1988 Plan, (ii) limited to 100,000 shares of Common Stock the number of shares which may be issued under Performance Stock Rights granted subsequent to February 27, 1997 under the 1988 Plan, (iii) increased the minimum price at which Non-Statutory Options may be granted under the 1988 Plan to 75% of "Fair Market Value", (iv) mandated that options granted subsequent to February 27, 1997 with exercise prices of less than 100% of Fair Market Value have minimum vesting of at least three years or be subject to performance criteria and (v) required that restricted stock awards and performance stock units have a vesting period of at least three years or be subject to performance criteria established by the Committee administering the 1988 Plan.

  The amendments to the 1988 Plan to be submitted to the shareholders of the Company at the Annual Meeting, all of which the Board recommends for shareholder approval, are described below. This description is subject to, and is qualified in its entirety by reference to, the text of such amendments set forth in Exhibit B annexed to this Proxy Statement.

TRANSFERABILITY

  The 1988 Plan presently provides that benefits granted thereunder may not be transferred other than upon death. The Board recommends that the shareholders approve an amendment to the 1988 Plan which would permit employees to transfer such benefits (other than Incentive Options) to members of their immediate families and to trusts established exclusively for the benefit of such family members. In the event of any such transfer, the rights of the transferee remain based upon the rights of the transferor. Thus, for example, upon a transferor's termination of employment, his or her transferee's Options will terminate at the same time as if such Options had not been transferred. Any such transfer would be subject to the approval of the Committee administering the 1988 Plan. The Board believes that such transferability may be advantageous to certain optionees in connection with their estate planning.

EXERCISABILITY

  Under the 1988 Plan, stock options cease to vest upon a termination of employment due to death or disability. Thus, while the estate of a deceased optionee may exercise such optionee's options for a period of time after termination of employment, and while a disabled optionee may exercise his or her options for a period of time after termination of employment due to disability, such exercises under the 1988 Plan may only apply to options vested as of the date termination. The Board has approved an amendment to the 1988 Plan, subject to shareholder approval, that would have the effect of accelerating the exercisability of options such that, upon the termination of employment of an optionee due to death or disability, all of such optionee's stock options will be fully exercisable. The Board has also approved amendments, subject to shareholder approval, extending the period during which options may be exercised after termination of employment due to death, disability or retirement (as defined under the 1988 Plan). Presently, the 1988 Plan permits options to be exercised for a period of up to one year after such termination. The amendments approved by the Board (subject to shareholder approval) permit the exercise of options for a period ending on the earlier of the date of expiration of such options and three years after the termination of employment due to death, disability or retirement. Similar revisions would be made with respect to the treatment of SARs.

MAXIMUM NUMBER

  At present, there is no ceiling on the number of shares which may be subject to Options granted to an optionee in a single year. In order to satisfy the compensation deductibility limitations set forth in Section 162(m) of the Code, the Board has approved an amendment to the 1988 Plan that provides that the maximum number of shares that may be subject to Options granted to any optionee in any calendar year under the 1988 Plan is 375,000 shares.

SPECIAL COMMITTEE

  The Board has proposed an amendment to the 1988 Plan which assigns to a separate committee (comparable to the Benefit Administration Committee under the 1997 Plan), consisting solely of those members of the Compensation Committee who constitute "outside directors" as such term is defined under
Section 162(m) of the Code, certain responsibilities of the Committee with respect to those executive officers of the Company whose compensation may be subject to the provisions of Section 162(m) of the Code. If there are not two members of the Compensation Committee who constitute "outside directors", the functions of such separate committee will be performed by the Compensation Committee, which may result in certain compensation being subject to the provisions of Section 162(m) of the Code. In general, Section 162(m) denies deductibility for certain compensation in excess of $1 million received in a taxable year by an officer of certain public companies if such officer constitutes a "covered employee".
  The Board of Directors believes that the above-mentioned amendments are consistent with the overall objectives of the 1988 Plan. Each of the amendments to the 1988 Plan are comparable to provisions set forth in the 1997 Plan.

  THE BOARD OF DIRECTOR UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE
                        PROPOSAL THREE DESCRIBED ABOVE.

                                 PROPOSAL FOUR

                PROPOSAL TO ADOPT THE AMENDED AND RESTATED 1993
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The 1993 Plan awards stock options to non-employee directors. As initially adopted, the 1993 provided for the automatic grant of options covering 22,500 shares of Common Stock to be made on a one-time basis when non-employee directors commenced their service on the Company's Board of Directors. Options initially granted under the 1993 Plan vest in equal installments over a four-year period, commencing one year after service on the Board commences. To date, under the 1993 Plan, the Board had granted options covering a total of 67,500 shares of Common Stock to Messrs. Konomi, Lemasters and Rodgers. Those options, initially granted in 1993, are now fully vested. The Board of Directors, with Messrs. Konomi, Lemasters, Rodgers and Shinn abstaining, have adopted amendments to the 1993 Plan and have restated the 1993 Plan to reflect those amendments, all subject to shareholder approval. The Board recommends that the shareholders approve the amended and restated 1993 Plan. The substantive amendments to the 1993 Plan are described below. This description is subject to, and is qualified in its entirety by reference to, the text of the amended and restated 1993 Plan (the "Restated 1993 Plan") set forth in Exhibit C annexed to this Proxy Statement.

ADDITIONAL OPTIONS

  As initially adopted, the 1993 Plan did not provide for the grant of any options beyond the options granted to outside directors at the time that they joined the Company's Board. With all of the initially granted options now having vested, the members of the Board (other than the abstaining members) concluded that it is in the best interest of the Company for the outside directors to have the opportunity to receive additional options after the initially granted options have fully vested. Accordingly, the Board has approved an amendment, subject to shareholder approval, granting to each outside director stock options covering 2,000 shares of Common Stock in each year that he or she serves on the Board beyond the period that his or her initial options fully vest. Each such additional option would be immediately exercisable.

REVISED DEFINITION OF NON-EMPLOYEE DIRECTOR

  As initially approved by the Board and the Company's shareholders, directors were eligible to participate in the 1993 Plan only if they had never been employed by the Company or any of its subsidiaries. The Board (excluding the abstaining directors) has concluded that this definition is overbroad. The Board believes that directors who have ceased to be employed by the Company and its subsidiaries for more than one year should be treated as non-employee directors. Accordingly, the Board has proposed an amendment, subject to shareholder approval, that would enable directors to participate in the Restated 1993 Plan if, as of the applicable date, they had not been employed by the Company or any of its subsidiaries for at least one year. James Shinn, who has not been employed by the Company since 1994, is the only director currently on the Board who would benefit from this proposed amendment. If the shareholders approve the Restated 1993 Plan, Mr. Shinn, like Messrs. Konomi, Lemasters and Rodgers, would be entitled to receive fully vested stock options covering 2,000 shares of Common Stock for each year of continued service on the Board, as described in the immediately preceding paragraph.

NUMBER OF SHARES SUBJECT TO INITIAL GRANT

  The Board has concluded that it is appropriate to reduce the number of shares of Common Stock that would be subject to stock options granted to new outside directors. At present, new outside directors would be entitled to a grants of stock options covering 22,500 shares of Common Stock. The Restated 1993 Plan reduces the size of such initial grants to options covering 10,000 shares of Common Stock.

   THE BOARD OF DIRECTORS (WITH MESSRS. KONOMI, LEMASTERS, RODGERS AND SHINN ABSTAINING) RECOMMENDS THAT THE SHAREHOLDERS APPROVE PROPOSAL FOUR DESCRIBED
                                    ABOVE.

                                 PROPOSAL FIVE

             PROPOSAL TO ADOPT THE DIRECTOR ELECTION/DEFERRAL PLAN

  At its meeting on February 27, 1997, the Board of Directors of the Company approved the Director Election/Deferral Plan. This Plan permits those directors who receive director fees from the Company to elect to receive their fees in Company Common Stock and, if they choose to receive their fees in the form of Common Stock, to defer such receipt for a period of five years. The proposed plan is described below. This description is subject to, and is qualified in its entirety by reference to, the text of such plan set forth in Exhibit D annexed to this Proxy Statement.

  At present, directors who are employed by the Company or any of its subsidiaries are not entitled to receive director fees from the Company. All other directors of the Company ("Eligible Directors") receive an annual retainer fee of $12,000 per year and meeting fees described elsewhere herein. The Director Election/Deferral Plan would not affect either the determination of which directors are eligible to receive fees from the Company or the amount of such fees. Instead, the Director Election/Deferral Plan provides only that those directors who are eligible to receive such fees will have certain rights to receive Common Stock and to defer such receipt under the Director Election/Deferral Plan.

  Excluding the impact of transition rules applicable to the director fees for 1997, the Director Election/Deferral Plan requires that Eligible Directors wishing to receive their director fees in the form of Common Stock rather than cash make their election by December 31 of the year prior to the year in which such fees are to be paid. At each meeting of the Board in the subsequent year at which cash fees would be paid, Eligible Directors who have elected to receive Common Stock will receive such number of shares as shall equal the dollar amount of such fees (or such portion of such fees as to which an election shall have been made) divided by the closing sale price of the Common Stock on the Nasdaq Stock Market on December 31 of the immediately preceding calendar year.

  Those Eligible Directors who elect to receive Common Stock pursuant to this Plan will also have the right to defer receipt of such shares for a period of five years (or until their service on the Board ceases, whichever occurs first). Shares of Common Stock will not be issued to such directors and will not be segregated during that period. Rather, the Director Election/Deferral Plan will constitute an unfunded promise of the Company to deliver the appropriate shares in the future, placing the applicable directors in the status of general, unsecured creditors of the Company unless and until such time as shares are delivered to the Eligible Directors upon completion of the applicable deferral periods.

  Pursuant to the terms of the Director Election/Deferral Plan, a total of 40,000 shares have been reserved for issuance pursuant to such plan, subject to the receipt of shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

  For information regarding federal income tax matters relating to the Director Election/Deferral Plan, see "Tax Matters".

   THE BOARD OF DIRECTORS (WITH MESSRS. KONOMI, LEMASTERS, RODGERS AND SHINN ABSTAINING) RECOMMENDS THAT THE SHAREHOLDERS APPROVE PROPOSAL FIVE DESCRIBED
                                    ABOVE.

                                  TAX MATTERS

  BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND RELATES SOLELY TO FEDERAL INCOME TAX MATTERS. OPTIONEES AND RECIPIENTS OF OTHER AWARDS GRANTED UNDER THE PLANS DESCRIBED HEREIN ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS BEFORE EXERCISING AN OPTION OR AWARD OR DISPOSING OF ANY STOCK RECEIVED PURSUANT TO THE EXERCISE OF ANY SUCH OPTION OR AWARD. IN ADDITION, THE FOLLOWING SUMMARY IS BASED UPON AN ANALYSIS OF THE CODE AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

TREATMENT OF OPTIONS

  The Code treats Incentive Options and Non-Statutory Options differently. However, as to both types of Options, no income will be recognized by an Optionee at the time of the grant of Options under the 1988 Plan, the 1993 Plan or the 1997 Plan, nor will the Company be entitled to a tax deduction at that time.

  Upon exercise of a Non-Statutory Option and options granted under the 1993 Plan, an Optionee will be subject to ordinary income tax on the excess of the fair market value of the stock on the exercise date over the exercise price. If shares acquired upon such exercise are held for more than one year before disposition, any gain on disposition of such shares will be treated as long-term capital gain.

  For Incentive Options, there is no tax to an Optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares acquired upon exercise are held at least two years from the date of grant and one year from the date of exercise, any gain or loss upon the sale of such shares will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current Federal income tax law, a capital gain will be taxed at a rate which may be less than the maximum rate of tax on ordinary income. If the two-year and one-year holding period requirements are not met (a "disqualifying disposition"), an Optionee will recognize ordinary income in the year of the disqualifying disposition in an amount equal to the lesser of
(i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on the disqualifying disposition minus the exercise price. The remainder will be treated as long-term or short-term capital gain, depending upon whether the stock has been held for more than one year. If an Optionee makes a disqualifying disposition, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Optionee.

  In general, if an Optionee, in exercising an Option, tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an Incentive Option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the tendered shares.

  As noted above, the exercise of an Incentive Option could subject an Optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular Optionee depends upon the particular facts and circumstances which exist with respect to the Optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the Common Stock on the date of exercise of an Option exceeds the exercise price of the Option will constitute an item of "adjustment" for purposes of determining the alternative minimum tax that may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

TREATMENT OF STOCK APPRECIATION RIGHTS, PHANTOM SHARES AND PERFORMANCE STOCK RIGHTS

  There will be no federal income tax consequences to either the recipient or the Company upon the grant of an SAR, Phantom Share or Performance Stock Right. Generally the recipient will recognize ordinary income upon the receipt of payment pursuant to an SAR, Phantom Share or Performance Stock Right in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received. The Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the recipient's income.

TREATMENT OF RESTRICTED SHARES

  Generally, absent an election to be taxed currently under Section 83(b) of the Code (a "Section 83(b) Election"), there will be no federal income tax consequences to either the recipient or the Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and the Company generally will be entitled to a corresponding deduction equal to the fair market value of the Common Stock at that time. If a Section 83(b) Election is made within 30 days after the date that the restricted shares are received, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and the Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sales of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares. Any dividends paid to an employee with respect to restricted shares prior to their vesting constitute compensation and, as such, are taxable to the participant and deductible by the Company.

STOCK AWARD

  Generally, the recipient of an unrestricted Stock Award will recognize ordinary income upon the receipt of unrestricted shares in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the recipient's income if applicable withholding requirements are satisfied.

PERSONS SUBJECT TO LIABILITY UNDER SECTION 16(b) OF THE EXCHANGE ACT

  Special rules apply under the Code which may delay the timing and alter the amount of income recognized with respect to Incentives granted to persons subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such persons include directors, "officers" (as defined under Section 16 of the Exchange Act) and holders of more than 10% of the outstanding Common Stock.

LIMITATIONS ON THE COMPANY'S COMPENSATION DEDUCTION

  Beginning in 1998, Section 162(m) of the Code may limit the deductions which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers in any such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. While the structures of the 1988 Plan and 1997 Plan have been designed or modified to permit compliance with Section 162(m), no assurance can be given that all compensation derived by covered executives from such plans will be exempt under Section 162(m).

OTHER MATTERS

 ERISA

  The plans described herein are not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and are not qualified under Section 401 of the Code.

 Tax Withholding

  The Company, as and when appropriate, has the right to require each participant acquiring shares of Common Stock pursuant to the 1988 Plan and 1997 Plan to agree to arrangements that will satisfy all withholding taxes and withholding liabilities in a manner acceptable to the Company.

 Stock Election/Deferral Plan

  Directors who elect and receive shares of Common Stock in lieu of cash fees under the Stock Election/Deferral Plan are deemed to receive ordinary income equal to the fair market value of such shares. For federal income tax purposes, directors who defer receipt of such shares will not be taxed upon the receipt of such shares until the deferral period expires. At that time, the applicable director will, under current law, recognize ordinary income in an amount equal to the fair market value of the stock at the expiration of the deferral period.

                                 OTHER MATTERS

COSTS

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by regular employees of the Company and its subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and the Company will, upon request, reimburse them for the reasonable expense of doing so.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Deloitte and Touche, LLP, certified public accountants, have been selected by the Board of Directors to audit and report on the Company's financial statements for the year ending December 31, 1997. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

OTHER MATTERS TO BE PRESENTED

  The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice of the Annual Meeting, to be presented at the Annual Meeting for action by shareholders. However, if any other matters are properly brought before the Annual Meeting or any adjournment thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the persons acting under the proxies.

SHAREHOLDER PROPOSALS

  If a shareholder of the Company wishes to have a proposal included in the Company's proxy statement for the 1998 Annual Meeting of Shareholders, the proposal must be received at the Company's principal executive offices by November 28, 1997.

                                     By Order of the Board of Directors,

                                     Theodore M. Weitz, Secretary
March 28, 1997

  A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                   EXHIBIT A

                          1997 INCENTIVE BENEFIT PLAN
                                      OF
                             DIALOGIC CORPORATION

  Section 1. RULES OF INTERPRETATION; DEFINITIONS.

  As used in this Incentive Benefit Plan, (i) the singular includes the plural, and the masculine gender includes the feminine and neuter genders, and vice versa, as the context requires; and (ii) the word "person" includes any natural person and any corporation, firm, partnership or other form of association.

  For purposes of this Incentive Benefit Plan, the following terms shall have the following meanings:

  "Award Authority" means either the Selected Participants Committee or the General Participants Committee, depending upon the context in which such term is used. With respect to Incentives awarded or to be awarded to Selected Participants, the term "Award Authority" refers to the Selected Participants Committee. With respect to Incentives awarded or to be awarded to Participants other than Selected Participants, the term "Award Authority" refers to the General Participants Committee.

  "Award Date" means the date on which an Incentive is awarded by the Award Authority.

  "Benefit Administration Committee" shall mean a committee of the Board consisting solely of all members of the Compensation Committee who are Disinterested Persons.

  "Board" means the Board of Directors of the Company.

  "Cash Award" means a cash payment by the Company to a Participant as additional compensation for that Participant's services to the Group.

  "Change in Control Event" has the meaning stated in Section 14 hereof.

  "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

  "Common Stock" means the Common Stock, no par value, of the Company.

  "Company" means Dialogic Corporation and any successor thereto.

  "Compensation Committee" shall mean the Compensation Committee of the Board, as it may be constituted from time to time.

  "Consultant" shall mean any person who performs consulting services for, or who serves as an advisor to, any member of the Group.

  "Director" means a member of the Board.

  "Disability" means a permanent and total disability as defined in Section 22 of the Code.

  "Disinterested Person" means a person who is an "outside director" within the meaning of Section 162(m) of the Code as amended by the Revenue Reconciliation Act of 1993.

  "Election" has the meaning stated in Section 13.09(a) hereof.

  "Exercise Date" means the date on which the Company receives a notice of the exercise of an Incentive, which notice meets the requirements of the Plan.

  "Fair Market Value" has the meaning stated in Section 13.13 hereof.

  "General Participants Committee" means a committee of one or more members of the Board, none of whom need be a Disinterested Person, to which the Board has delegated certain authority to administer the Plan under Section 3 hereof.

  "Group" means the Company, each "parent corporation" of the Company, and each "subsidiary corporation" of the Company, as these terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

  "In Tandem" means that two Incentives are related to each other such that the number of shares subject to the first Incentive is reduced by the number of shares for which the second Incentive is exercised, and the number of shares subject to the second Incentive is reduced by the number of shares for which the first Incentive is exercised.

  "Incentive Stock Option" means a stock option intended to qualify as an incentive stock option under Section 422 of the Code.

  "Incentives" mean the economic incentives listed in Section 5 hereof that may be awarded under the Plan.

  "Named Executive Officer" shall mean (i) any Selected Participant who is named in any proxy statement of the Company as either the chief executive officer of the Company or as one of the five highest paid (in terms of salary and bonus) executive officers of the Company and (ii) any other Selected Participant designated as a "Named Executive Officer" by the Compensation Committee in a notice delivered by the Compensation Committee to the Secretary of the Company.

  "Non-Statutory Stock Option" means any Stock Option other than an Incentive Stock Option.

  "Participant" means any part-time or full-time employee of, and any Consultant to, any member of the Group to whom an Incentive has been or is to be awarded.

  "Performance Stock Right" means a contingent right to receive Shares upon the achievement of certain performance objectives.

  "Plan" means this 1997 Incentive Benefit Plan of the Company.

  "Qualified Person" means a Participant's legal guardian or legal representative or a deceased Participant's executor, administrator, heir or legatee who has a legal right to or in respect of an Incentive of that Participant.

  "Restricted Stock Award" means the award of Shares by the Company to a Participant at a price that may be below Fair Market Value, or without payment to the Company, but these Shares are subject to restrictions on sale and other transfer and are subject to forfeiture.

  "Retirement" shall have the meaning ascribed to such term in any retirement plan adopted by the Board. In the absence of any such plan, "Retirement" means
(i) the voluntary termination of employment by a Participant who is 59 1/2 years old or older unless, prior to such termination, such Participant advises the Company that he intends to be employed on a full-time basis by an employer that is not a member of the Group or (ii) the voluntary termination of employment by any Participant if the Board determines, prior to such termination, that such termination shall be deemed to be a "Retirement" for purposes of the Plan.

  "SAR" means a stock appreciation right relating to the Common Stock and is a right to receive Shares, cash or a combination thereof without payment to the Company.

  "Securities Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

  "Selected Participant" means (i) any person who is identified as an executive officer of the Company in any Annual Report on Form 10-K filed by the Company pursuant to the Securities Exchange Act or who has the title of Vice President, President or Chairman of the Board of the Company, (ii) any person who, by virtue of his or her position with the Company, is advised by counsel to the Company that he or she is subject to Section 16 of the Securities Exchange Act, (iii) any Consultant whom the Special Participants Committee determines should receive an Incentive under the Plan and (iv) any other part-time or full-time employee of any member of the Group whom the Special Participants Committee designates, in a notice delivered by the Special Participants Committee to the Secretary of the Company, as a "Selected Participant" for purposes of the Plan. A person who becomes a Selected Participant solely by virtue of clause (i) above shall cease to be a Selected Participant in the event that he or she does not have the title of Vice President, President or Chairman of the Board of the Company and is advised by counsel to the Company that he or she is not an executive officer of the Company. A person who becomes a Selected Participant solely by virtue of clause (iv) above shall cease to be a Selected Participant when and if the Special Participants Committee delivers a notice to the Secretary of the Company stating that such Participant is no longer to be treated as a Selected Participant.

  "Selected Participants Committee" means either the Compensation Committee or the Benefit Administration Committee, depending upon the context in which the term is used. All actions which this Plan contemplates be taken by the Selected Participants Committee with respect to Named Executive Officers shall be taken by the Benefit Administration Committee if there are at least two Disinterested Persons on the Benefit Administration Committee at that time; in such instances, references to the Selected Participants Committee herein shall constitute references to the Benefit Administration Committee. All actions which this Plan contemplates be taken by the Selected Participants Committee other than with respect to Named Executive Officers, and all actions which this Plan contemplates be taken by the Selected Participants Committee when there are not at least two Disinterested Persons on the Benefit Administration Committee, shall be taken by the Compensation Committee; in such instances, references to the Selected Participants Committee herein shall constitute references to the Compensation Committee. All questions of interpretation as to whether the term "Selected Participants Committee" refers to the Compensation Committee or the Benefit Administration Committee shall be resolved by the Compensation Committee, whose determination shall be final and conclusive.

  "Share" means a share of Common Stock.

  "Stock Award" means an award of Shares by the Company to a Participant on an unrestricted basis as additional compensation and without payment to the Company.

  "Stock Option" means a stock option granted pursuant to the Plan. Any Stock Option which is not designated as an Incentive Stock Option at the time of grant or which ceases to qualify as an "incentive stock option" under the Code shall be deemed to be a Non-Statutory Stock Option for purposes of the Plan.

  "Tax Date" has the meaning stated in Section 13.09(a).

  "Unit of Phantom Stock" means a right to receive, without payment to the Company, cash, dividends or a combination thereof.

  Section 2. PURPOSE.

  The purpose of the Plan is to advance the interests of the Group by furnishing Incentives designed to attract, retain and motivate employees and, in circumstances identified by the Special Participants Committee, Consultants to the Group. Incentives may consist of opportunities to acquire Shares or cash or both, as provided by the Plan.

  Section 3. ADMINISTRATION.

  3.01. Administrative Body. The General Participants Committee shall have authority to administer the Plan to the express extent provided for in the Plan. Except to the extent that the Plan expressly provides for the General Participants Committee to administer the Plan, the Plan shall be administered by the Special Participants Committee. Any interpretive question regarding whether authority to administer any aspect of the Plan is vested in the Selected Participants Committee or the General Participants Committee shall be resolved by the Special Participants Committee, whose determination shall be final and conclusive. From time to time, the Board shall designate one or more Directors who need not be Disinterested Directors to serve on the General Participants Committee.

  3.02. Award Authority. The Selected Participants Committee shall serve as the Award Authority with respect to the Selected Participants. The General Participants Committee shall serve as the Award Authority with respect to all part-time and full-time employees of each member of the Group other than any such employees who are Selected Participants. Subject to applicable law and the terms of the Plan, the Award Authority shall have plenary authority to (a) award Incentives under the Plan, (b) set the terms, conditions and restrictions of the Incentives, their exercise and all related rights and (c) accelerate the date on which a previously granted Incentive may be exercised. Terms, conditions and restrictions of Incentives may vary from Participant to Participant and from award to award. Acceleration may be to any date, including the date on which an Incentive is granted.

  3.03. Authority of the Selected Participants Committee. Subject to applicable law and the terms of the Plan, the Selected Participants Committee shall have plenary authority, with respect to Incentives granted to all Participants, to (a) prescribe the form of agreements awarding and governing the Incentives, (b) interpret the Plan, (c) establish any rules or regulations relating to the Plan and (d) make all other determinations for the proper administration of the Plan. The Selected Participants Committee's decisions on matters relating to the Plan shall be final and conclusive on the Group, all part-time and full-time employees of, and all Consultants to, all members of the Group, all Participants and their respective successors, assigns, transferees, heirs and representatives.

  3.04 Limitations on the Authority of the General Participants
Committee. From time to time, the Selected Participants Committee shall deliver to the General Participants Committee a memorandum setting forth the maximum number of Shares for which the General Participants Committee may award Incentives during a specified period of time and setting forth the guidelines under which the General Participants Committee may grant such Incentives during such period. Such memorandum may be amended by the Selected Participants Committee at any time. Without the prior approval of the Selected Participants Committee, the General Participants Committee shall not award Incentives in any such period in excess of the applicable maximum Share limit established by the Selected Participants Committee and shall not grant Incentives that do not satisfy the applicable guidelines established by the Selected Participants Committee.

  Section 4. ELIGIBILITY.

  4.01. Designation. All part-time and full-time employees of any member of the Group, including officers and directors who are part-time or full-time employees of any member of the Group, are eligible to receive Incentives under the Plan. All Consultants of any member of the Group are eligible to receive Incentives (other than Incentive Stock Options) under the Plan. Directors and officers who are not employees of any member of the Group and who are not Consultants to any member of the Group may not receive Incentives under the Plan.

  4.02. Participants. The Award Authority may consider any factors in selecting Participants and in determining the types and amounts of their Incentives, including, but not limited to, (a) the current or anticipated financial condition of the Group, (b) the contributions by the Participant to the Group and (c) the other compensation provided to the Participant. The Award Authority's award of an Incentive to a person in any year shall not require the Award Authority to award any Incentive to that person in any other year.

  Section 5. TYPES OF INCENTIVES. Incentives may be granted in any one or any combination of the following forms: (a) Non-Statutory Stock Options (Section
7); (b) Incentive Stock Options (Section 7); (c) SARs (Section 8); (d) Units of Phantom Stock (Section 9); (e) Stock Awards (Section 10); (f) Restricted Stock Awards (Section 10); (g) Performance Stock Rights (Section 11); and (h) Cash Awards (Section 12).

  Section 6. SHARES SUBJECT TO THE PLAN.

  6.01. Number of Shares. Subject to Section 13.08 hereof, the aggregate number of Shares which may be issued under the Plan shall not exceed the sum of 2,000,000 Shares plus the "Unused Shares". For purposes of the Plan, the term "Unused Shares" shall mean the lesser of (i) 400,000 Shares and (ii) the number of Shares that would be available for the award of benefits under the Company's 1988 Incentive Compensation Plan (the "1988 Plan") on December 5, 1998 but for the fact that the 1988 Plan expires (with respect to the grant of new incentive awards) on such date, without giving effect to lapses, cancellations or forfeitures that occur subsequent to such date. For purposes of this Section 6.01, each Unit of Phantom Stock shall constitute a single Share. Subject to Section 13.08 hereof, the maximum number of Shares which may be issued under the Plan pursuant to Incentive Stock Options is 2,000,000 Shares.

  6.02. Expiration and cancellation. If an Incentive granted under the Plan expires, is terminated, is forfeited or is otherwise canceled before the related Shares are issued, that Incentive and the related Shares, SARs or Units of Phantom Sock shall not apply toward the limits provided in Section
6.01 and shall be available again for the grant of Incentives under the Plan.

  6.03. Maintenance of stock. Shares of Common Stock issued under the Plan shall be authorized and unissued shares or shares of treasury stock. The Company shall always reserve a number of Shares at least equal to the number of Shares which remain issuable pursuant to the Plan.

  Section 7. STOCK OPTIONS. Each Stock Option granted under the Plan shall be subject to the following terms and conditions:

  7.01. Price. The option price per share shall be determined by the Award Authority; provided, however, that the option price shall not be less than 75% of the Fair Market Value on the Award Date of the Common Stock subject to the option. Any option granted subsequent to February 27, 1997 at an exercise price that is expressly designated at the time of grant as an exercise price of less than 100% of the Fair Market Value on the Award Date of the Common Stock subject to the option shall not vest sooner than three years from the Award Date (and shall not have its vesting accelerated to a date that is less than three years from the Award Date) unless such vesting arises as a result of the optionee's satisfying performance criteria approved by the Committee.

  7.02. Number. The number of Shares subject to Stock Options shall be determined by the Award Authority; provided, however, that the maximum number of Shares covered by Stock Options granted to any Participant in any calendar year shall not exceed 1,000,000 Shares (subject to adjustment pursuant to Section 13.08 hereof).

  7.03. Duration and time for exercise. The Award Date of a Stock Option shall be the date specified by the Award Authority, provided that that date shall not be prior to the date on which the Stock Option is actually granted. With respect to an employee that is granted a Stock Option pursuant to the Plan, the Award Date (i.e., the date of grant) of such Stock Option shall not be prior to the date on which such employee commences employment with a member of the Group. With respect to a Consultant that is granted a Stock Option pursuant to the Plan, the Award Date (i.e., the date of grant) of such Stock Option shall not be prior to the date on which such Consultant commences providing consulting or advisory services to a member of the Group. The term of each Stock Option shall be determined by the Award Authority, but shall not exceed eight years from the date of grant. In the event that the term of a Stock Option is not specified in the applicable grant agreement, the term of such Stock Option shall be eight years from the Award Date. Each Stock Option shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Award Authority at the time of grant; provided, however, that the Special Participants Committee may accelerate the exercisability of a Stock Option granted to any Participant at any time. In the event that the vesting schedule of a Stock Option is not specified in the applicable grant agreement, such Stock Option shall vest in four equal annual 25% installments commencing one year after the date of grant and continuing thereafter on each of the next three annual anniversaries of the date of grant. Unless otherwise specified by the Award Authority, once a Stock Option becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

  7.04. Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to the Company (Attention: Chief Financial Officer) at its principal office or to such transfer agent as the Company may designate. The notice shall identify the Incentive being exercised and shall contain such other information and terms as the Company may require. The notice shall be accompanied by full payment of the purchase price for the Shares (a) in United States dollars in cash or by check, (b) at the discretion of the Award Authority, by delivery of previously acquired Shares having a Fair Market Value on the date of exercise equal to the exercise price of the Stock Option, or (c) at the discretion of the Award Authority, by a combination of (a) and
(b) above. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Option one or more stock certificates representing the Shares.

  7.05. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Incentive Stock Options:

  (a) the aggregate Fair Market Value on the Award Date of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Group) shall not exceed $100,000;

  (b) all Incentive Stock Options must be granted on or before February 26, 2007;

  (c) unless exercised sooner, each Incentive Stock Option shall expire no later than 8 years after the Award Date for that Incentive Stock Option;

  (d) the option price for each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Shares subject to the option on the Award Date of that Incentive Stock Option;

  (e) only part-time or full-time employees of any member of the Group are eligible to receive an Incentive Stock Option;

  (f) no Incentive Stock Option shall be granted to any person who, at the time that option is granted, owns (within the meaning of Section 422 of the Code) stock having more than 10% of the total combined voting power of all classes of stock of the Company or any member of the Group, unless the option price is equal to at least 110% of the Fair Market Value of the Shares subject to the option on the Award Date and the option is not exercisable later than five years from the Award Date;

  (g) Incentive Stock Options may be issued alone or with other Incentives (including Non-Statutory Stock Options) but may not be issued In Tandem with Non-Statutory Stock Options; and

  (h) each Incentive Stock Option agreement referred to in Section 13.06 shall contain or be deemed to contain all provisions required in order to qualify those Stock Options as incentive stock options under Section 422 of the Code, and the provisions of the Plan shall be interpreted and construed to effect such treatment under that Section of the Code.

  Section 8. STOCK APPRECIATION RIGHTS. An SAR may be granted by the Award Authority (i) together with any Stock Option granted under the Plan, in which case it shall be exercisable with and in addition to that Stock Option, (ii) In Tandem with any Stock Option granted under the Plan (except with respect to an Incentive Stock Option if the grant of the SAR would cause the Incentive Stock Option not to qualify as such under Section 422 of the Code) or (iii) alone, without reference to any Stock Option. Each SAR granted under the Plan shall be subject to the following terms and conditions:

  8.01. Number. Subject to Section 13.15 hereof, each SAR shall relate to such number of Shares as shall be determined by the Award Authority.

  8.02. Duration and Time for Exercise. The Award Date of an SAR shall be the date specified by the Award Authority, provided that that date shall not be before the date on which the SAR is actually granted. With respect to an employee that is granted an SAR pursuant to the Plan, the Award Date (i.e., the date of grant) of such SAR shall not be prior to the date on which such employee commences employment with a member of the Group. With respect to a Consultant that is granted an SAR pursuant to the Plan, the Award Date (i.e., the date of grant) of such SAR shall not be prior to the date on which such Consultant commences providing consulting or advisory services to a member of the Group. The term of each SAR shall be determined by the Award Authority, but shall not exceed eight years from the date of grant. In the event that the term of an SAR is not specified in the applicable grant agreement, the term of such SAR shall be eight years from the Award Date. Each SAR shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Award Authority at the time of grant; provided, however, that the Selected Participants Committee may accelerate the exercisability of an SAR granted to any Participant at any time. Unless otherwise specified by the Award Authority, once an SAR becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

  8.03. Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company (Attention: Chief Financial Officer) at its principal office or to such transfer agent as the Company shall designate. The notice shall identify the Incentive being exercised and shall contain such other information and terms as the Special Participants Committee may require. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the SAR stock certificates for the Shares, cash or a combination thereof to which that person is entitled under Section
8.04 hereof.

  8.04. Payment. When the Award Authority awards an SAR, it shall specify whether the SAR is exercisable (a) in United States dollars in cash or by check, (b) for Shares only, (c) for any combination thereof as specified by the person exercising the SAR at the time of the exercise of the SAR or (d) for any combination thereof as specified by the Award Authority at the time of the exercise of the SAR. The following provisions apply with respect to the exercise of an SAR under the Plan:

  (a) If an SAR is exercisable for Shares, the number of Shares issuable upon the exercise of the SAR shall be determined by dividing:

    (i)the number of Shares for which the SAR is exercised multiplied by the amount of the appreciation per Share (for this purpose, the "appreciation per Share" shall be the amount by which the Fair Market Value of a Share on the Exercise Date exceeds (A) in the case of an SAR granted In Tandem with a Stock Option, the exercise price or (B) in the case of an SAR granted alone without reference to a Stock Option, the Fair Market Value of a Share on the Award Date of the SAR); by

    (ii)the Fair Market Value of a Share on the Exercise Date.

  (b) If an SAR is exercisable for cash, the amount of cash payable upon exercise shall be equal to the Fair Market Value of a Share on the Exercise Date multiplied by the number of Shares that would be issuable if the SAR were exercised for Shares.

  (c) No fractional Shares shall be issued upon the exercise of an SAR. Instead, the holder of the SAR shall receive a cash payment equal to the Fair Market Value of the fractional share. Notwithstanding the foregoing, the Selected Participants Committee may decide to pay cash to Participants covered by Section 16 of the Securities Exchange Act only if the Company, the Special Participants Committee and the Participant comply with all applicable provisions of such Section 16 and the related regulations.

  Section 9. PHANTOM STOCK. Each Unit of Phantom Stock granted under the Plan shall be subject to the following terms and conditions:

  9.01. Number. Each Unit of Phantom Stock shall relate to one Share.

  9.02. Duration and Time for Exercise. The Award Date of a Unit of Phantom Stock shall be the date specified by the Award Authority, provided that that date shall not be before the date on which the Unit of Phantom Stock is actually granted. With respect to an employee that is granted a Unit of Phantom Stock pursuant to the Plan, the Award Date (i.e., the date of grant) of such Unit of Phantom Stock shall not be prior to the date on which such employee commences employment with a member of the Group. With respect to a Consultant that is granted a Unit of Phantom Stock pursuant to the Plan, the Award Date (i.e., the date of grant) of such Unit of Phantom Stock shall not be prior to the date on which such Consultant commences providing consulting or advisory services to a member of the Group. The term of each Unit of Phantom Stock shall be determined by the Award Authority, but shall not exceed eight years from the date of grant. In the event that the term of a Unit of Phantom Stock is not specified in the applicable grant agreement, the term of such Unit of Phantom Stock shall be eight years from the Award Date. Each Unit of Phantom Stock shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Award Authority at the time of grant; provided, however, that the Selected Participants Committee may accelerate the exercisability of a Unit of Phantom Stock at any time. Unless otherwise specified by the Award Authority, once a Unit of Phantom Stock becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

  9.03. Exercise. A Unit of Phantom Stock may be exercised, in whole or in part, by giving written notice to the Company (Attention: Chief Financial Officer) at its principal office or to such transfer agent as the Company shall designate. The notice shall identify the Incentive being exercised and shall contain such other information and terms as the Board shall require. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Unit of Phantom Stock the amount of cash to which that person is entitled under Section 9.04.

  9.04. Payment.

  (a) When the Award Authority awards a Unit of Phantom Stock, the Award Authority shall specify whether that unit is entitled to the dividends that would accrue to a single Share. If any Unit of Phantom Stock is so entitled, dividends shall be paid on the Unit as if the Unit were a Share.

  (b) The amount of cash payable upon exercise of a Unit of Phantom Stock shall be the excess of Fair Market Value of one Share on the Exercise Date over the Fair Market Value of one Share on the Award Date.

  Section 10. STOCK AWARDS AND RESTRICTED STOCK AWARDS. Stock Awards and Restricted Stock Awards shall be subject to the following terms and conditions:

  10.01. Number of Shares. The number of Shares to be issued by the Company to a Participant under a Stock Award or a Restricted Stock Award shall be determined by the Award Authority; provided, however, that no more than 500,000 Shares may be issued under all Stock Awards and Restricted Stock Awards (independent of the number of Shares covered by Performance Stock Rights) granted pursuant to the Plan.

  10.02. Sale Price. The Approval Authority shall determine the prices, if any, at which Shares issued under a Restricted Stock Award shall be sold to a Participant, which prices may vary from time to time and among Participants and which may be below the Fair Market Value of Shares at the date of sale. The Shares of Restricted Stock awarded at a price must be paid for (a) in United States Dollars in cash or by check, (b) at the discretion of the Award Authority, by delivery of Shares having a Fair Market Value equal on the purchase date to the purchase price or (c) at the discretion of the Award Authority, by a combination of (a) and (b) above.

  10.03. Duration. Shares of Restricted Stock that are to be sold to the Participant must be fully paid for by the Participant within the time specified by the Award Authority. If payment is not timely made, the Incentive shall lapse and terminate.

  10.04. Delivery. As soon as practicable after granting a Stock Award, the Company shall deliver to the Participant one or more stock certificates for the Shares awarded. As soon as practicable after granting a Restricted Stock Award and, if the Restricted Stock is to be sold to the Participant, after payment of the full purchase price, the Company shall deliver one or more stock certificates for the Shares as provided in Section 10.07.

  10.05. Restrictions. All Shares issued under a Restricted Stock Award shall be subject to such restrictions as the Award Authority may determine, including, but not limited to, any or all of the following:

  (a) a prohibition against the sale, transfer, pledge, encumbrance or other disposition of the Shares. Such a prohibition shall lapse at the time or times that the Award Authority may determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the Participant, or otherwise); and

  (b) a requirement that the Participant forfeit (or in the case of Shares sold to a Participant, resell to the Company at the same price at which the Participant purchased the Shares) all or any part of those Shares if the Participant's employment is terminated during any period in which those Shares are subject to restrictions.

  10.06 Limitation. Notwithstanding the foregoing, all Shares issuable pursuant to a Restricted Stock Award shall be subject to at least one of the following conditions:

  (a) the Participant shall be required to forfeit the Shares if the Participant ceases to be employed by a member of the Group within three years after the date of grant; or

  (b) the Participant shall be required to forfeit the Shares if the Participant fails to satisfy performance criteria approved by the Committee.

  10.07. Escrow. Shares of Common Stock issued under a Restricted Stock Award shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, in escrow with the Company. Each stock certificate for those Shares shall bear a legend in substantially the following form:

  "The transfer of this certificate and the shares of Common Stock represented by it is subject to the terms and conditions (including conditions of forfeiture) contained in the 1997 Incentive Benefit Plan of Dialogic Corporation (the "Company") and an agreement entered into between the registered owner and the Company. Copies of the Plan and agreement are on file in the office of the Secretary of the Company."

  10.08. End of restrictions. After the restrictions have expired, stock certificates evidencing the Shares shall be delivered to the Participant free of such legend. The Shares, however, shall remain subject to all other restrictions stated in the Plan or in the agreement providing for that Incentive.

  10.09. Stockholder. Subject to the terms and conditions of the Plan and any other restrictions determined by the Award Authority and set forth in the agreement for the Restricted Stock Award, each Participant who receives Shares under a Restricted Stock Award shall have all of the rights of a stockholder during any period in which the Shares are subject to restrictions, including, but not limited to, the right to vote the Shares. Dividends on restricted Shares paid in cash or property shall be held in escrow together with the restricted Shares and shall not be released to the Participant unless and until the restrictions lapse or the conditions to release are satisfied. Dividends payable in Shares or other stock, however, shall be paid in restricted Shares subject to all provisions of this Section 10.

  Section 11. PERFORMANCE STOCK RIGHTS. The award of Performance Stock Rights shall be subject to such terms and conditions as the Award Authority considers appropriate. Each award of a Performance Stock Right shall include the performance objectives to be achieved by the Group or the Participant or both the Group and the Participant. The number of Shares to be issued by the Company to a Participant under a Performance Stock Right shall be determined by the Award Authority; provided, however, that no more than 500,000 Shares may be issued under all Performance Stock Rights (independent of the number of Shares covered by Stock Awards and Restricted Stock Awards) granted pursuant to the Plan. If the performance objectives are achieved, the Participant shall be issued a number of Shares equal to the number of Performance Stock Rights granted to that Participant. In the event that the performance objectives for a particular Performance Share Unit relate solely to continued employment, three years from the date of grant of such Unit shall be the minimum period of continued employment required in order to satisfy such performance objectives.

  Section 12. CASH AWARDS. The amount of any Cash Award shall be determined by the Award Authority. Cash Awards shall be subject to such other terms and conditions as the Award Authority may determine.

  Section 13. GENERAL.

  13.01. Effective Date; Effectiveness. The Plan was adopted by the Board on February 27, 1997. Any Incentive granted pursuant to the Plan prior to the date on which the shareholders of the Company approve the Plan shall be granted subject to the condition that the shareholders of the Company approve the Plan on or before February 26, 1998. This Plan shall be void and of no effect if such shareholder approval is not given on or before February 26, 1998.

  13.02. Duration. Unless the Plan is terminated earlier, the Plan shall terminate on February 26, 2007. No Incentive or other rights under the Plan shall be granted thereafter. The Board, without further approval of the Company's stockholders, may at any time before that date terminate or suspend the Plan. After termination of the Plan, no further Incentives may be granted under the Plan. Incentives granted before any termination or suspension of the Plan shall continue to be exercisable in accordance with the terms of such Incentives.

  13.03. Limited Transferability of Incentives. Except as provided in the balance of this Section 13.03, no Option granted under this Plan shall be transferable otherwise than by will or the law of descent and distribution following the Optionee's death, and during the lifetime of the Optionee, shall be exercisable only by him or for his benefit by his attorney in fact or guardian. An Incentive other than an Incentive Stock Option may, in connection with a Participant's estate plan and with the approval of the Award Authority, be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Incentive pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Incentive immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Award Authority may deem appropriate.

  13.04. Effects of Termination of Employment or Death. Each agreement providing for an Incentive shall include such provisions as the Award Authority may determine for the exercise and termination of the Incentive, the rights thereunder and the forfeiture thereof, in each case if the Participant ceases to be an employee of, or a Consultant to, the Company or any member of the Group for any reason; provided, however, that notwithstanding any provision to the contrary herein or in any Incentive Agreement, the provisions of Section 13.05 shall govern in the event that the employment of an employee-holder of a Stock Option or SAR terminates as a result of death, Disability or Retirement or in the event that the employment of an employee-holder of a Stock Option or SAR is terminated by the Company either with "cause" or without "cause" (any determination of "cause" to be made by the Special Participants Committee and to be binding and conclusive for purposes of the
Plan) or is terminated voluntarily by such employee-holder. Subject to Section 13.05(e) hereof, an employee's employment shall be deemed to have terminated when the Company gives the employee notice of termination or receives a notice of termination from the employee, irrespective of the subsequent payment of salary, wages or severance or other benefits. The Special Participants Committee's determination as to whether a leave of absence (whether or not with approval of the Company or by reason of military or governmental service) constitutes termination of employment for purposes of the Plan shall be binding and conclusive.

  13.05 Termination of Employment as a Result of Death, Disability or Retirement; Other Terminations of Employment. Notwithstanding any provision to the contrary herein or in any Incentive Agreement, the following provisions shall apply with respect to Stock Options and SARs held by an employee-Participant at the termination of such Participant's employment with members of the Group in the event that such Participant's employment terminates as a result of death, Disability or Retirement or in the event that such Participant's employment is terminated by the Company either with "cause" or without "cause" (any determination of "cause" to be made by the Special Participants Committee and to be binding and conclusive for purposes of the
Plan):

  (a) If such employment terminates as a result of death, the Participant's Stock Options and SARs shall be deemed fully exercisable as of the date of death and such Participant's estate shall have the right to exercise the Participant's Stock Options and SARs for a period ending on the earlier of the expiration dates of such Stock Options and SARs or three years from the date of termination of employment.

  (b) If such employment terminates as a result of Disability, the Participant's Stock Options and SARs shall be deemed fully exercisable as of the date that the Participant is notified that he will not longer be employed by any members of the Group (the "Notification Date") and such Participant shall have the right to exercise his Stock Options and SARs for a period ending on the earlier of the expiration dates of such Stock Options and SARs or three years from the Notification Date, provided that if an Incentive Stock Option is exercised beyond the last date consistent with treatment of such option as an "incentive stock option" under the Code, such option shall be deemed to be a Non-Statutory Stock Option hereunder.

  (c) If such employment terminates as a result of Retirement, the Participant shall have the right to exercise his Stock Options and SARs for a period ending on the earlier of the expiration dates of such Stock Options and SARs or three years from the date of termination of employment, provided that unless the Special Participants Committee determines otherwise (i.e., determines that some or all of a retiring Participant's unvested Stock Options be deemed fully vested) with respect to a particular Retirement, such Stock Options and SARs shall be exercisable by the Participant after Retirement only to the extent exercisable on the date of termination of employment and provided that if an Incentive Stock Option is exercised beyond the last date consistent with treatment of such option as an "incentive stock option" under the Code, such option shall be deemed to be a Non-Statutory Stock Option hereunder.

  (d) If such employment is terminated by the Company without "cause", the Participant shall have the right to exercise his Stock Options and SARs for a period ending on the earlier of the expiration dates of such Stock Options and SARs or three months from the date of termination of employment, provided that such Stock Options and SARs shall be exercisable by the Participant after termination of employment only to the extent exercisable on the date of termination of employment.

  (e) If such employment is terminated by the Company with "cause", all Stock Options and SARs held by such Participant shall terminate as of the date on which such employment terminates.

  (f) In the event that an employee continues to serve as a director or Consultant of any member of the Group after such employee ceases to be employed by any member of the Group, the employee shall, for purposes of the Plan, be deemed to continue in the employment of the Company until such time that such person ceases to serve as a director of, Consultant to or employee of any member of the Group; provided that if an Incentive Stock Option is exercised beyond the last date consistent with treatment of such option as an "incentive stock option" under the Code, such option shall be deemed to be a Non-Statutory Stock Option hereunder.

  Unless otherwise provided by the Award Authority in the applicable Incentive Agreement or at the time of termination of employment, if a Participant voluntarily terminates his or her employment with all members of the Group, the Participant shall have the right to exercise his Stock Options and SARs for a period ending on the earlier of the expiration dates of such Stock Options and SARs or three months from the date of termination of employment, provided that such Stock Options and SARs shall be exercisable by the Participant after termination of employment only to the extent exercisable on the date of termination of employment. The Award Authority may provide at any time before or within one week after such voluntary termination of employment that a Participant's right to exercise Stock Options or SARs in such instance shall terminate as of the date of termination of employment.

  13.06. Incentive Agreements. Except in the case of Cash Awards, the terms of each Incentive shall be stated in an agreement between the Company and the Participant in a form approved by the Special Participants Committee. The Participant must execute and deliver the agreement to the Company as a condition to the effectiveness of the Incentive. The Award Authority may also determine to enter into agreements with holders of options (a) to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as Non-Statutory Stock Options or (b) to eliminate SARs for all or part of such options and any other previously issued options. All such agreements may contain such terms and conditions as the Award Authority considers advisable that are not inconsistent with the Plan, including, but not limited to, transfer restrictions, rights of first refusal, forfeiture provisions, representations and warranties of the Participant and provisions to ensure compliance with all applicable laws, regulations and rules as provided in Section 13.07 hereof.

  13.07. Compliance with Law. The Company may determine, in its sole discretion, that it is necessary or desirable to list, register or qualify (or to update any listing, registration or qualification of) any Incentive or the Shares issuable or issued under any Incentive or the Plan on any securities exchange or under any federal or state securities law, or to obtain consent or approval of any governmental body as a condition of, or in connection with, the award of any Incentive, the issuance of Shares under any Incentive or the Plan, or the removal of any restrictions imposed on such Shares. If the Company makes such a determination, the Incentive shall not be awarded or the Shares shall not be issued or the restrictions shall not be removed, as applicable, in whole or in part, unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company's obligation to sell or issue Shares under an Incentive is subject to compliance with all applicable laws and regulations. The Special Participants Committee, in its sole discretion, shall determine whether the sale and issue of Shares is in compliance with all applicable laws and regulations.

  13.08. Adjustment. If the outstanding Shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of securities of the Company or of another corporation, by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of securities or dividend payable in corporate securities, then an appropriate adjustment shall be made by the Board in the number, kind and/or price of Shares for which Incentives may be granted under the Plan. In addition, the Special Participants Committee shall make appropriate adjustment in the number, kind and/or price of Shares as to which outstanding Incentives, or portions thereof then unexercised, shall be exercisable. In the event of any such adjustment, the exercise price of any Stock Option, the performance objectives, restrictions or other terms and conditions of any Incentive and the Shares issuable under any Incentive shall be adjusted as and to the extent appropriate, in the sole and absolute discretion of the Special Participants Committee, to provide each Participant with substantially the same relative rights before and after such adjustment to the extent practical.

  13.09. Withholding.

  (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition to any award, payment or issuance of Shares under the Plan any taxes required to be withheld by Federal, state or local law. Subject to Section 13.09(b) hereof, whenever a Participant is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with a distribution of Shares or cash or upon exercise of a Stock Option or SAR, the

     Participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution that number of Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on the Fair Market Value of the Shares on the date on which the amount of tax to be withheld is determined ("Tax Date"). Each Election must be made before the Tax Date.

  (b) The Special Participants Committee may disapprove any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make an Election shall not apply to that Incentive. An Election is irrevocable.

  (c) If a Participant is subject to the restrictions of Section 16 of the Securities Exchange Act, then an Election is subject to the following additional restrictions:

    (i) No Election shall be effective for a Tax Date that occurs within six months of the Award Date of the Incentive; and

    (ii) The Election must be made six months before the Tax Date.

  13.10. No right to a Continued Relationship. No employee-Participant under the Plan shall have any right to continue in the employ of the Company or any member of the Group for any period of time because of such employee's participation in the Plan. No Consultant-Participant under the Plan shall have any right to continue as a consultant or advisor to the Company or any member of the Group for any period of time because of such Consultant's participation in the Plan.

  13.11. No Right as Stockholder. No Participant or Qualified Person shall have the rights of a stockholder with respect to the Shares covered by an Incentive unless a stock certificate is issued to that person for the Shares. No adjustment shall be made for cash dividends or similar rights for which the record date is before the date on which such stock certificate is issued.

  13.12. Amendment of the Plan. The Board may amend the Plan from time to time in such respects as the Board deems advisable. No such amendment, however, shall change or impair an Incentive without the consent of the Participant or Qualified Person holding that Incentive.

  13.13. Definition of Fair Market Value. Whenever the "Fair Market Value" of the Common Stock is to be determined as of a particular date (the "Valuation Date") for purposes of the Plan, "Fair Market Value" shall be determined as follows:

  (a) If the Common Stock is quoted on the Nasdaq Stock Market on the Valuation Date, "Fair Market Value" shall equal the average of (i) the highest sales price of the Common Stock as reported on the Nasdaq Stock Market on the Valuation Date and (ii) the lowest sales price of the Common Stock as reported on the Nasdaq Stock Market on the Valuation Date.

  (b) If the Common Stock is then traded on a national securities exchange, "Fair Market Value shall equal the average of (i) the highest sales price of the Common Stock as reported on such exchange on the Valuation Date and (ii) the lowest sales price of the Common Stock as reported on such exchange on the Valuation Date.

  (c) If the Common Stock is not publicly traded at the time that "Fair Market Value" is to be determined under the Plan, "Fair Market Value" shall be determined in good faith by the Special Participants committee.

  13.14. Repurchase, Replacement and Substitution of Options. Upon approval of the Board, the Company may repurchase a previously granted Stock Option from a Participant by mutual agreement before that Stock Option has been exercised upon such terms and conditions as the Company and the Participant shall agree, provided that the purchase price per Share shall not exceed the amount by which the Fair Market Value of the Common Stock subject to the option on the date of purchase exceeds the exercise price. The Award Authority may agree to the cancellation of Stock Options in order to make a Participant eligible for the grant of a replacement Stock Option at a lower price than the option to be canceled. In the event of a merger or consolidation in which the Company is the effective survivor, or the acquisition by the Company of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Company may substitute Stock Options under the Plan for options under a plan of the acquired corporation, provided that
(a) the excess of the aggregate Fair Market Value of the Shares subject to the option immediately after the substitution over the aggregate option price of such Shares is not more than the similar excess immediately before such substitution, and (b) the new option does not give the Participant or Qualified Person holding that Stock Option additional benefits. In the event that (x) the Company should adopt a plan of reorganization pursuant to which
(i) it shall merge into, consolidate with, or sell substantially all of its assets to, any other corporation or entity or (ii) any other corporation or entity shall merge into the Company in a transaction in which the Company shall not be the effective survivor, then the Company shall have the right to provide for all Incentives granted hereunder to be assumed by the acquiring or surviving corporation on such terms as the Selected Participants Committee shall determine to be appropriate.

  13.15. Fractional and Minimum Shares; Maximum Shares. In no event shall a fraction of a Share be purchased or issued under the Plan without approval of the Special Participants Committee. The Special Participants Committee may specify a minimum number of Shares for which each Stock Option and/or SAR must be exercised, which number, however, shall not be more than 100.

  13.16 Application of Funds. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

  13.17 Other Incentives and Plans. Nothing in the Plan shall prohibit any member of the Group from establishing other employee incentives and plans.

  13.18 Governing Law. The validity and construction of the Plan and of each agreement evidencing Incentives shall be governed by the laws of the State of New Jersey, excluding the conflict-of-laws principles thereof.

  14. CHANGE IN CONTROL. In the event that a "Senior Level Optionee" (as defined herein) experiences a "Termination Event" (as defined herein) within twelve months after a "Change in Control Event" (as defined herein) occurs, all Stock Options granted hereunder which are held by such Senior Level Optionee on the date that such Termination Event occurs (the "Termination Date") shall be deemed to be fully vested hereunder as of such Termination Date for purposes of determining the exerciseability of such Stock Options on and after such Termination Date. For purposes of the Plan, the term "Change in Control Event" shall mean any of the following events:

  (a) The acquisition by any one person, or more than one person acting as a group, of ownership of stock of the Company, other than any person or group of persons who held such total voting power on April 10, 1994 (the day before the Company commenced its initial public offering), possessing 50.1% or more of the total voting power of the capital stock of the Company;

  (b) The approval by the stockholders of the Company of (i) any consolidation or merger of the Company, in which the holders of voting stock of the Company immediately before the consolidation or merger will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company; or

  (c) A change of 50% (rounded to the next whole percent) in the membership of the Board within a 12-month period, unless the election, or nomination for election by stockholders, of each new director within such period was approved by the vote of 80% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of such 12-month period.

  For purposes of this Section 14, a Senior Level Optionee shall be deemed to have experienced a "Termination Event" if, and only if, within twelve months after a "Change in Control Event" occurs, (i) such Senior Level Optionee's employment with the Company or any subsidiary thereof is terminated by the Company or such subsidiary without cause, (ii) such Senior Level Optionee's base salary (excluding bonuses and/or commissions) is reduced by more than 10% per annum or (iii) the duties and responsibilities of such Senior Level Optionee are substantially reduced without such Senior Level Optionee's consent.

  For purposes of this Section 14, the term "Senior Level Optionee" shall mean the Company's Chairman of the Board, the Company's Chief Executive Officer and each vice president of the Company who, on the date on which a Change in Control Event occurs, reports directly to the Company's Chief Executive Officer pursuant to the Company's then existing table of organization.

                                   EXHIBIT B

  The following amendments to the 1988 Incentive Compensation Plan (the "Plan") have been approved by the Board of Directors of Dialogic Corporation, subject to the approval of the shareholders of Dialogic Corporation at the 1997 annual meeting of shareholders:

  1. Section 3.03 of the Plan is hereby amended by adding the following sentence at the end of such Section 3.03:

    "Notwithstanding any provision herein to the contrary, all decisions which would be made by the Board hereunder with respect to persons who constitute "covered employees" within the meaning of Section 162(m) of the Code shall be made by a committee of the Board consisting of all those members of the Board who constitute "outside directors" within the meaning of Section 162(m) of the Code. If, however, there are less than two such "outside directors" on the Board, then all such decisions shall be made by the Board."

  2. Section 7.02 of the Plan is hereby amended in its entirety to provide as follows:

    "Number. The number of Shares subject to Stock Options shall be determined by the Board; provided, however, that the maximum number of Shares covered by Stock Options granted to any Participant in any calendar year shall not exceed 375,000 Shares (subject to adjustment pursuant to Section 13.07 hereof)."

  3. Section 13.03 of the Plan shall be amended in its entirety to provide as follows:

    "Limited Transferability of Incentives. Except as provided in the balance of this Section 13.03, no Option granted under this Plan shall be transferable otherwise than by will or the law of descent and distribution following the Optionee's death, and during the lifetime of the Optionee, shall be exercisable only by him or for his benefit by his attorney in fact or guardian. An Incentive other than an Incentive Stock Option may, in connection with a Participant's estate plan and with the approval of the Board, be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Incentive pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Incentive immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate."

  4. Section 13.04A of the Plan shall be amended in its entirety to provide as follows:

  "Termination of Employment as a Result of Death, Disability or Retirement; Other Terminations of Employment. Notwithstanding any provision to the contrary herein or in any Incentive Agreement, the following provisions shall apply with respect to Stock Options and SARs held by a Participant at the termination of such Participant's employment with members of the Group in the event that such Participant's employment terminates as a result of death, Disability or Retirement or in the event that such Participant's employment is terminated by the Company either with "cause" or without "cause" (any determination of "cause" to be made by the Board and to be binding and conclusive for purposes of the Plan):

  (a) If such employment terminates as a result of death, the Participant's Stock Options and SARs shall be deemed fully exercisable as of the date of death and such Participant's estate shall have the right to exercise the Participant's Stock Options and SARs for a period ending on the earlier of the expiration dates of such Stock Options and SARs or three years from the date of termination of employment.

  (b) If such employment terminates as a result of Disability, the Participant's Stock Options and SARs shall be deemed fully exercisable as of the date that the Participant is notified that he will not longer be employed by any members of the Group (the "Notification Date") and such Participant shall have the right to exercise his Stock Options and SARs for a period ending on the earlier of the expiration dates of such Stock Options and SARs or three years from the Notification Date, provided that if an Incentive

     Stock Option is exercised beyond the last date consistent with treatment of such option as an "incentive stock option" under the Code, such option shall be deemed to be a Non-Statutory Stock Option hereunder.

  (c) If such employment terminates as a result of Retirement, the Participant shall have the right to exercise his Stock Options and SARs for a period ending on the earlier of the expiration dates of such Stock Options and SARs or three years from the date of termination of employment, provided that unless the Board determines otherwise (i.e., determines that some or all of a retiring Participant's unvested Stock Options be deemed fully vested) with respect to a particular Retirement, such Stock Options and SARs shall be exercisable by the Participant after Retirement only to the extent exercisable on the date of termination of employment and provided that if an Incentive Stock Option is exercised beyond the last date consistent with treatment of such option as an "incentive stock option" under the Code, such option shall be deemed to be a Non-Statutory Stock Option hereunder.

  (d) If such employment is terminated by the Company without "cause", the Participant shall have the right to exercise his Stock Options and SARs for a period ending on the earlier of the expiration dates of such Stock Options and SARs or three months from the date of termination of employment, provided that such Stock Options and SARs shall be exercisable by the Participant after termination of employment only to the extent exercisable on the date of termination of employment.

  (e) If such employment is terminated by the Company with "cause", all Stock Options and SARs held by such Participant shall terminate as of the date on which such employment terminates.

  (f) In the event that an employee continues to serve as a director or consultant of any member of the Group after such employee ceases to be employed by any member of the Group, the employee shall, for purposes of the Plan, be deemed to continue in the employment of the Company until such time that such person ceases to serve as a director of, consultant to or employee of any member of the Group; provided that if an Incentive Stock Option is exercised beyond the last date consistent with treatment of such option as an "incentive stock option" under the Code, such option shall be deemed to be a Non-Statutory Stock Option hereunder."

                                   EXHIBIT C

                             DIALOGIC CORPORATION
                 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

               (AS AMENDED AND RESTATED THROUGH MARCH 28, 1997)

  1. Purpose of the Plan. The purpose of this Stock Option Plan ("Plan"), to be known as the "Dialogic Corporation 1993 Non-Employee Director Stock Option Plan", is to attract qualified personnel to accept positions of responsibility as outside directors with Dialogic Corporation, a New Jersey corporation ("Company"), and to provide incentives for qualified persons to remain on the Board of the Company as outside directors.

  2. Definitions. As used in the Plan, unless the context requires otherwise, the following terms shall have the following meanings:

  (a) "Anniversary Date" shall mean, for each Outside Director, the annual anniversary of the date on which such Outside Director is first elected to serve on the Board.

  (b) "Board" shall mean the Board of Directors of the Company.

  (c) "Committee" shall mean a committee of the Board designated by the Board and consisting solely of members of the Board who are not Outside Directors.

  (d) "Common Stock" shall mean the Company's common stock, no par value, or if, pursuant to the adjustment provisions of Section 11 hereof, another security is substituted for the Common Stock, such other security.

  (e) "Existing Outside Director" shall mean each member of the Board on January 1, 1997 who did not serve as an employee of the Company or any of its subsidiaries during 1996.

  (f) "Fair Market Value" shall mean the fair market value of the Common Stock on the Anniversary Date or other relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee reasonably deems relevant.

  (g) "New Outside Director" shall have the meaning set forth in Section 7(a) hereof.

  (h) "Option" shall mean the right, granted pursuant to Section 7 of the Plan, to purchase one or more shares of Common Stock.

  (i) "Optionee" shall mean a person to whom an option has been granted under the Plan.

  (j) "Outside Director" shall mean any member of the Board who, on the date such person is to receive a grant of an Option hereunder, shall not have served as an employee of the Company or any of the Company's subsidiaries during the twelve months preceding such date of grant.

  (k) "Vesting Options" shall mean all Options other than Add-on Options (as defined in Section 8 hereof).

  3. Stock Subject to the Plan. There will be reserved for use upon the exercise of Options granted from time to time under the Plan an aggregate of 150,000 shares of Common Stock, subject to adjustment as provided in Section 11 hereof. The Committee shall determine from time to time whether all or part of such 150,000 shares shall be authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and which are held in its treasury. If any Option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for the grant of Options under the Plan.

  4. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full discretion:

  (a) To determine the exercise price of Options granted hereunder in accordance with Section 7(b) hereof;

  (b) To interpret the Plan;

  (c) To promulgate, amend and rescind rules and regulations relating to the Plan, provided, however, that no such rules or regulations shall be inconsistent with any of the terms of the Plan;

  (d) To subject any Option to such additional restrictions and conditions (not inconsistent with the Plan) as may be specified when granting the Option; and

  (e) To make all other determinations in connection with the administration of the Plan.

  5. Eligibility. The only persons who shall be eligible to receive Options under the Plan shall be persons who, on the date such Options are to be granted hereunder, constitute Outside Directors.

  6. Term. No Option shall be granted under the Plan more than ten years after the date that the Plan is first adopted by the Board.

  7. Grant of Stock Options. The following provisions shall apply with respect to Options granted hereunder:

  (a) Automatic Grants to New Outside Directors. The Company shall grant to each Outside Director who first becomes a director of the Company after January 1, 1997 and during the term of the Plan (a "New Outside Director") an Option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment pursuant to Section 11 hereof) on the date of his first election as an Outside Director of the Company. On the July 1st following the fourth Anniversary Date of each New Outside Director's election as a director of the Company, and on each July 1 thereafter during the term of the Plan, the Company shall grant to such New Outside Director an Option (a "New Outside Director Add-on Option") to purchase two thousand (2,000) shares of Common Stock (subject to adjustment pursuant to Section 11 hereof), provided that such New Outside Director is a member of the Board and constitutes an Outside Director on the applicable date of grant.

  (b) Prior Grants to Existing Outside Directors. Notwithstanding any provision herein to the contrary, the terms of any Options granted to Existing Outside Directors prior to January 1, 1997 shall be governed by the terms of this Plan in effect as of December 31, 1996.

  (c) Automatic Grants to Existing Outside Directors. On July 1, 1997 and on each July 1 thereafter during the term of the Plan, the Company shall grant to each Existing Outside Director an Option (an "Existing Outside Director Add-on Option") to purchase two thousand (2,000) shares of Common Stock (subject to adjustment pursuant to Section 11 hereof), provided that such Existing Outside Director is a member of the Board and constitutes an Outside Director on the applicable date of grant.

  (d) Option Price. The price at which shares of Common Stock shall be purchased upon exercise of an Option granted pursuant to Sections 7(a) and 7(c) hereof shall be equal to the Fair Market Value of such shares on the date of grant of such Option.

  (e) Expiration. Except as otherwise provided in Section 10 hereof, each Option granted pursuant to Sections 7(a) and 7(c) hereof shall cease to be exercisable ten years after the date on which it is granted.

  8. Exercise of Options. New Outside Director Add-on Options and Existing Outside Director Add-on Options (collectively, "Add-on Options") may be exercised at any time on or after the date of grant. Unless the exercise date of a Vesting Option granted pursuant to Sections 7(a) and 7(c) hereof is accelerated pursuant to Section 12 hereof, the following provisions shall apply with respect to the exercise of such Vesting Options:

  (a) during the first year after the date of grant, such Option shall not be exercisable; and

  (b) during the second year after the date of grant, such Option may only be exercised as to up to 25% of the shares of Common Stock initially covered thereby; and

  (c) during the third year after the date of grant, such Option may only be exercised as to up to 50% of the shares of Common Stock initially covered thereby (provided that the provisions of paragraph (b) above shall not have been violated); and

  (d) during the fourth year after the date of grant, such Option may only be exercisable as to up to 75% of the shares of Common Stock initially covered thereby (provided that the provisions of paragraphs (b) and (c) above shall not have been violated); and

  (e) such Option may be exercised in its entirety or as to any portion thereof at any time during the fifth year after the date of grant and thereafter until the term of such Option expires or otherwise ends.

  9. Method of Exercise. To the extent permitted by Section 8 hereof, Optionees may exercise their Options from time to time by giving written notice to the Company. The date of exercise shall be the date on which the Company receives such notice. Such notice shall be on a form furnished by the Company and shall state the number of shares to be purchased and the desired closing date, which date shall be at least fifteen days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At the closing, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against payment in full of the Option price for the number of shares to be delivered, such payment to be by a certified or bank cashier's check and/or, if permitted by the Committee in its discretion, by transfer to the Company of capital stock of the Company having a Fair Market Value (as determined pursuant to Section 2(f)) on the date of exercise equal to the excess of the purchase price for the shares purchased over the amount (if any) of the certified or bank cashier's check. If the Optionee (or other person entitled to exercise the Option) shall fail to accept delivery of and pay for all or any part of the shares specified in his notice when the Company shall tender such shares to him, his right to exercise the Option with respect to such unpurchased shares may be terminated.

  10. Termination of Board Status. In the event that an Optionee ceases to serve on the Board for any reason other than cause, death or disability, such Optionee's Options shall automatically terminate three months after the date on which such service terminates, but in any event not later than the date on which such Options would terminate pursuant to Section 7(e) hereof. In the event that an Optionee is removed from the Board by means of a resolution which recites that the Optionee is being removed solely for cause, such Optionee's Options shall automatically terminate on the date such removal is effective. In the event that an Optionee ceases to serve on the Board by reason of death or disability, an Option exercisable by him shall terminate one year after the date of death or disability of the Optionee, but in any event not later than the date on which such Options would terminate pursuant to Section 7(e) hereof. During such time after death, an Option may only be exercised by the Optionee's personal representative, executor or administrator, as the case may be. No exercise permitted by this Section 10 shall entitle an Optionee or his personal representative, executor or administrator to exercise any portion of any Option beyond the extent to which such Option is exercisable pursuant to Section 8 hereof on the date such Optionee ceases to serve on the Board.

  11. Changes in Capital Structure. In the event that, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, exchange of shares, or comparable transaction, the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation, then appropriate adjustments shall be made by the Committee to the number and kind of shares reserved for issuance under the Plan upon the grant and exercise of Options and the number and kind of shares subject to the automatic grant provisions of Sections 7(a) and 7(c) hereof. In addition, the Board shall make appropriate adjustments to the number and kind of shares subject to outstanding Options, and the purchase price per share under outstanding Options shall be appropriately adjusted consistent with such change. In no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section 11. The determination of the Committee as to any such adjustment shall be final and conclusive.

  12. Mandatory Exercise. Notwithstanding anything to the contrary set forth in the Plan, in the event that (x) the Company should adopt a plan of reorganization pursuant to which (i) it shall merge into, consolidate with, or sell substantially all of its assets to, any other corporation or entity or
(ii) any other corporation or entity shall merge into the Company in a transaction in which the Company shall become a wholly-owned subsidiary of another entity, or (y) the Company should adopt a plan of complete liquidation, then (I) all Options granted hereunder shall be deemed fully vested and (II) the Company may give an Optionee written notice thereof requiring such Optionee either (a) to exercise his or her Options within thirty days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at such date, (b) in the event of a merger or consolidation in which shareholders of the Company will receive shares of another corporation, to agree to convert his or her Options into comparable options to acquire such shares, (c) in the event of a merger or consolidation in which shareholders of the Company will receive cash or other property (other than capital stock), to agree to convert his or her Options into such consideration (in an amount representing the appreciation over the exercise price of such Options) or (d) to surrender such Options or any unexercised portion thereof.

  13. Option Grant. Each grant of an Option under the Plan will be evidenced by a document in such form as the Committee may from time to time approve. Such document will contain such provisions as the Committee may in its discretion deem advisable, including without limitation additional restrictions or conditions upon the exercise of an Option, provided that such provisions are not inconsistent with any of the provisions of the Plan. The Committee may require an Optionee, as a condition to the grant or exercise of an Option or the issuance or delivery of shares upon the exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the Committee may deem consistent with the Plan or the terms and conditions of the option agreement. Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Optionee to execute and deliver documents (including the investment letter described in Section 14) containing such representations, warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, any applicable State securities laws, and any other applicable law, regulation or rule.

  14. Investment Letter. If required by the Committee, each Optionee shall agree to execute a statement directed to the Company, upon each and every exercise by such Optionee of any Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the redistribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (1) registered under the Securities Act of 1933, as amended, or (2) exempt from such registration in the opinion of Company counsel. If required by the Committee, certificates representing shares of Common Stock issued upon exercise of Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto.

  15. Requirements of Law. The granting of Options, the issuance of shares upon the exercise of an Option, and the delivery of shares upon the payment therefor shall be subject to compliance with all applicable laws, rules, and regulations. Without limiting the generality of the foregoing, the Company shall not be obligated to sell, issue or deliver any shares unless all required approvals from governmental authorities and stock exchanges shall have been obtained and all applicable requirements of governmental authorities and stock exchanges shall have been complied with.

  16. Tax Withholding. The Company, as and when appropriate, shall have the right to require each Optionee purchasing or receiving shares of Common Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld.

  17. Nonassignability. No Option shall be assignable or transferable by an Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder, in which event the terms of this Plan, including all restrictions and limitations set forth herein, shall continue to apply to the transferee. Except as otherwise provided in the immediately preceding sentence, during an Optionee's lifetime, no person other than the Optionee may exercise his or her Options.

  18. Optionee's Rights as Shareholder and Board Member. An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the Option has been exercised and the certificate with respect to the shares purchased upon exercise of the Option has been duly issued and registered in the name of the Optionee. Nothing in the Plan shall be deemed to give an Optionee any right to a continued position on the Board nor shall it be deemed to give any person any other right not specifically and expressly provided in the Plan.

  19. Termination and Amendment. The Board may at any time terminate or amend the Plan as it may deem advisable, except that (i) the provisions of this Plan relating to the amount of shares covered by Options, the exercise price of Options or the timing of Option grants or exercises shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder, (ii) no such termination or amendment shall adversely affect any Optionee with respect to any right which has accrued under the Plan in regard to any Option granted prior to such termination or amendment, and (iii) no such amendment shall be effective without approval of the stockholders of the Company if the effect of such amendment is to
(a) materially increase the number of shares of Common Stock authorized for issuance pursuant to the Plan (otherwise than pursuant to Section 11), (b) increase the number of shares of Common Stock subject to Options, (c) reduce the exercise price of Options, (d) materially modify the requirements as to eligibility for participation in the Plan or (e) materially increase the benefits accruing to participants under the Plan. Any termination of this Plan will terminate the obligation of the Company to grant any Option scheduled to be granted after the date of such termination.

  20. Shareholder Approval. Any Options granted after January 1, 1997 shall be subject to the condition that the stockholders of the Company approve this amended and restated Plan at the Company's first Annual Meeting of Shareholders following January 1, 1997.

  21. Sunday or Holiday. In the event that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.

                                   EXHIBIT D

        DIALOGIC CORPORATION 1997 DIRECTOR STOCK ELECTION/DEFERRAL PLAN

  Article 1. Name. The name of this plan is the Dialogic Corporation 1997 Director Stock Election/Deferral Plan (the "Plan").

  Article 2. Sponsor. The Plan is sponsored by Dialogic Corporation, a New Jersey corporation (the "Company").

  Article 3. Effective Date. The effective date of the Plan is April 29, 1997.

  Article 4. Purpose. The purposes of the Plan are (i) to provide any member (a "Director") of the Board of Directors of the Company (the "Board") with the option of having the fees payable to him by the Company for his serving as a Director (the "Fees") paid in the form of (a) cash or, at the option of the Company, cash equivalent ("Cash"), (b) shares of common stock ("Common Stock") of the Company, or (c) any combination thereof, and (ii) to allow any Director to defer payment to him by the Company of such portion of his Fees as are payable by the Company hereunder in the form of Common Stock (the "Common Stock Portion"), all in accordance with and subject to the terms hereof.

  Article 5. Administration. The Plan shall be administered by a committee (the "Committee") established by the Board, which shall be comprised of one or more members of the Board who are employees of the Company or its subsidiaries; provided, however, if none of the members of the Board are employed by the Company or its subsidiaries, the Plan shall be administered by the Board and the term "Committee" shall refer to the Board. The Committee shall have the sole and exclusive authority to (a) interpret the Plan, (b) determine eligibility to participate, (c) determine the number of shares of Common Stock and amount of Cash distributable under the Plan, (d) determine the time or times at which shares of Common Stock and Cash shall be distributable under the Plan, (e) establish, amend, or rescind rules relating to the Plan, and (f) make all other determinations necessary or appropriate to administer the Plan. All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all persons. Neither the Committee, the Board, nor any of their respective members (each, an "Indemnitee") shall be liable for any action they may take or fail to take with respect to the Plan other than in bad faith, and the Company shall defend, indemnify, and hold harmless each Indemnitee for any such action or inaction.

  Article 6. Eligibility to Make an Election. Any Director may elect to have his Fees for any calendar year paid by the Company either as Cash or shares of Common Stock, or any combination thereof (subject to the rules hereof), by filing his written election ("Election") with the Chief Financial Officer of the Company or his designee in accordance with the terms of the Plan. If a Director fails to make a timely Election, the Fees shall be paid entirely in Cash. A director filing an Election shall specify in the Election the percentage of each Fee (up to 100%) to be paid in the form of Common Stock (the "Stock Percentage"). An Election shall be irrevocable for the calendar year for which it is made.

Article 7. The amount of the Fees shall be determined from time to time by the Company in its sole discretion, subject to the following rules:

  (a) The dollar amount of the Fees (including any annual retainer fee and any per meeting fee) for each calendar year with respect to any Director shall be determined by the Company prior to January 1 of such year. With respect to calendar year 1997, the Fees shall be set at the same levels as the comparable Fees applicable in 1996.

  (b) With respect to each Fee payable to a Director in a particular calendar year, the portion, if any, of such Director's Fee to be payable in Common Stock shall be that number of shares of Common Stock (rounded down to the nearest whole number) equal to (i) the product of such Director's Stock Percentage multiplied by such Fee (the "Stock Amount"), divided by (ii) the Fair Market Value (as defined below) of one share of Common Stock on December 31 of the immediately preceding calendar year (the "December Value").

  (c) With respect to each Fee payable to a Director in a particular calendar year, the portion, if any, of such Director's Fee to be payable in Cash shall equal the sum of (i) the dollar amount of such Fee minus the Director's Stock Amount and (ii) to the extent that such Director would have been entitled to a fractional share but for the requirement to round down as set forth in Section 7(b) hereof, a cash amount equal to such fraction multiplied by the December Value.

  (d) "Fair Market Value" shall mean the fair market value of a share of Common Stock on the relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee reasonably deems relevant.

  (e) The total of all Cash and the aggregate December Value for all shares of Common Stock payable to a Director as his Fees for any calendar year shall equal the Fees payable to such Director for such year, and shall be payable to the Director at or about the time that Fees are regularly paid to members of the Company's Board of Directors.

  Article 8. Election. The form of Election shall be a form approved for use by the Committee with respect to the Plan. In order to be effective for Fees payable with respect to a particular calendar year, such Election must be signed by the applicable Director and delivered to the Company's Chief Financial Officer or his designee prior to January 1 of such calendar year, except that with respect to calendar year 1997, such Election must be delivered by April 29, 1997.

  Article 9. Eligibility for Deferral Treatment. Any Director may elect to become a participant ("Participant") in the deferral aspects of the Plan by filing a written notice of participation ("Notice of Participation") with the Committee in such form as shall be prescribed by the Committee.

  Article 10. Deferred Compensation. Subject to an exception with respect to calendar year 1997 described in Article 11 below, any Participant may elect each calendar year, in accordance with Article 11 below, to defer the payment by the Company of his Common Stock Portion which would otherwise be distributable under the Plan during the following calendar year. The number of shares of Common Stock represented by any Common Stock Portion deferred pursuant to this Article 10 shall be recorded by the Company in a deferred compensation account (the "Account") that is maintained by the Company on its books and records in the name of the Participant. The Account shall be credited, on the dates (the "Fee Dates") that the Fees for any calendar year would be payable (but for the Participant's deferral election hereunder), with the number of shares of Common Stock representing the Common Stock Portion as to which payment has been deferred by the Participant under the Plan. The Company shall furnish each Participant with a statement of his Account at least annually, which statement shall reflect, for each such year, (a) the number of shares of Common Stock credited to such Participant's Account, (b) the dollar amount of such Participant's Fees represented by such shares, and
(c) the Fair Market Value on the applicable Fee Dates.

  Article 11. Election To Defer Compensation. The Participation Notice by which a Participant elects to defer his Fees pursuant to the Plan shall be signed by the Participant, dated and delivered to the Committee prior to (a) January 1 of the calendar year in which the Fees to be deferred would otherwise be distributable to the Participant for any calendar year after 1997, and (b) April 29, 1997, with respect to the deferral of any Fees which would otherwise be distributable to the Participant in 1997 after April 29, 1997. Any deferral election made by a Participant shall be irrevocable with respect to any Fees covered by such election. If a Director fails to file a Participation Notice on a timely basis, he shall be deemed to have waived any right he may have hereunder to defer the associated Fee.

  Article 12. Adjustments. In the event that the outstanding shares of Common Stock are hereafter increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares as to which distribution is to be made under the Plan and in the number of shares of Common Stock subject to the Plan.

  Article 13. Privileges of Stock Ownership; Dividends.

  (a) No Director shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock to be paid under the Plan until certificates representing such shares have been issued by the Company and delivered to the Participant.

  (b) A Director's Account shall not be credited with any amount with respect to any dividends or other distributions paid by the Company on its outstanding Common Stock.

  Article 14. Distribution. With respect to deferred Fees, distribution of a Participant's Account shall be made as follows:

  (a) The number of shares of Common Stock representing a Director's deferred Fees with respect to any calendar year (rounded down to the nearest whole number) shall be distributed by the Company to such Participant on the earlier of (i) February 1 of the fifth calendar year following the calendar year for which such Fees were earned or (ii) the date on which such Director ceases serving on the Board for any reason.

  (b) The distribution by the Company of a certificate or certificates for the number of shares of Common Stock representing a Participant's deferred Fees shall be a complete discharge of the Company's liability hereunder with respect to such number of shares. No fractional shares shall be distributed pursuant to the Plan. To the extent that a Participant would have been entitled to a fractional share but for the requirement to round down as set forth in Sections 14(a) and 14(b) hereof, a cash amount, equal to such fraction multiplied by the Fair Market Value of one share of Common Stock on the date of distribution, shall be paid to such Participant.

  Article 15. Tax Withholding. The delivery of any shares of Common Stock shall be subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such delivery pursuant hereto, then no such shares shall be delivered unless and until such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.

  Article 16. Investment Letter; Restrictions on Obligation of the Company to Issue Securities; Restrictive Legend. Any person acquiring Common Stock or other securities of the Company under the Plan, as a condition precedent to such acquisition, may be required by the Committee to submit a letter to the Company stating that the shares of Common Stock or other securities are being acquired for investment and not with a view to the distribution thereof. The Company shall not be obligated to issue any shares of Common Stock or other securities pursuant to the Plan unless, on the date such shares or other securities otherwise would be issued, such shares or other securities are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or exempt from registration thereunder. If, pursuant to the immediately preceding sentence, the Company is not so obligated to issue such shares on such date, it shall pay to the applicable Director in Cash the Fair Market Value (as of such date) of such shares otherwise distributable under the Plan to such Director on such date. If applicable, all shares of Common Stock and other securities issued pursuant to the Plan shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

  Article 17. Participant's Rights Unsecured. The rights of any Participant or his designated beneficiary to receive a distribution from an Account hereunder in shares of Common Stock shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his designated beneficiary shall have any rights in or against any amount credited to the Participant's Account or any other specific assets of the Company. The number of such shares credited to an Account shall constitute an unsecured promise of the Company to pay such shares. The Company may, but shall not be obligated to, acquire shares of Common Stock from time to time in anticipation of its obligation to make distributions under the Plan, but no Participant or beneficiary shall have any rights in or against any shares so acquired. All such shares shall constitute general assets of the Company and may be disposed of by the Company at such time(s) and for such purpose(s) as the Company may deem appropriate.

  Article 18. Non-Transferability. The rights of a Director or any beneficiary to any payment under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached, or garnished, except (a) by will or by laws of descent and distribution, or (b) as otherwise may be required by law.

 Article 19. Plan Amendments. The Board may amend the Plan at any time, without the consent of any person; provided, however, that no such amendment shall divest any Participant or beneficiary of the number of shares of Common Stock credited to the Participant's Account or of any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment or of any unpaid Fees theretofore earned by a Director.

  Article 20. Plan Termination. The Board may terminate the Plan at any time. Upon termination of the Plan, payment of the number of shares of Common Stock credited to a Participant's Account shall be made in the manner and at the time heretofore prescribed. No additional credits shall be made to the Account of a Participant following termination of the Plan.

  Article 21. Expenses. Costs of administration of the Plan shall be paid by the Company.

  Article 22. Notices. Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed:

  (a)on the date it is personally delivered to the Committee or its designee;
   or

  (b)three business days after it is sent by registered or certified mail, addressed to the Committee or its designee.

  Article 23. Authorized Shares.A total of 40,000 shares of Common Stock shall be authorized for issuance pursuant to the Plan.

  Article 24. Governing Law. The Plan shall be governed by and construed in accordance with the law of the State of New Jersey, without giving effect to its choice of law doctrine.

  Article 25. Pronouns. The pronouns used in the Plan are in the masculine gender but shall be construed as feminine or neuter as occasions may require.

             DIRECTOR'S ELECTION TO DEFER BENEFITS PURSUANT TO THE DIALOGIC CORPORATION DIRECTOR STOCK ELECTION/DEFERRAL PLAN

  Pursuant to the Dialogic Corporation Director Stock Election/Deferral Plan (the "Plan"), the undersigned hereby makes the following election:

  I hereby elect to defer, as provided in the Plan, the receipt of all such shares of common stock ("Common Stock") of Dialogic Corporation (the "Company") payable to me, as my Director's Fees to be earned in connection with the performance of my services as a member of the Board of Directors
  of the Company for the calendar year    .

  I hereby designate              as my beneficiary to receive the total
  number of such shares allocated to my Account under the Plan which have not been paid to me on or prior to the date of my death.

                                          _____________________________________
                                          Director's Signature

                                          _____________________________________
                                          Director's Name

                                          _____________________________________
                                          Date

 DIRECTOR'S ELECTION REGARDING PAYMENT OF THE FEES PAYABLE UNDER THE DIALOGIC
                                  CORPORATION
                     DIRECTOR STOCK ELECTION/DEFERRAL PLAN

  Pursuant to the Dialogic Corporation Director Stock Election/Deferral Plan (the "Plan"), the undersigned hereby elects to have the amount payable to me by Dialogic Corporation (the "Company") as my Director Fees, to be earned in connection with the performance of my services as a member of the Board of Directors of the Company for the year , paid to me in the following form:

  [_]Paid 100% in Cash

  [_]Paid 100% in whole shares of Common Stock, with any fractional shares payable in Cash

  [_]Paid   % in whole shares of Common Stock, with any balance payable in
  Cash

                                          _____________________________________
                                          Director's Signature

                                          _____________________________________
                                          Director's Name

                                          _____________________________________
                                          Date

PROXY
                              DIALOGIC CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 29, 1997

  The undersigned hereby appoints Howard G. Bubb, Edward B. Jordan and Theodore
M. Weitz, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on April 29, 1997, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1.Election of the Board's nominees for Director.

  [_] FOR ALL NOMINEES      [_] WITHHOLD AUTHORITY FOR ALL NOMINEES
    (THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")
   Nominees: Masao Konomi and James J. Shim
--------------------------------------------------------------------------------
INSTRUCTION: To withhold authority to vote for any individual nominee, write that name in the space provided above.

Adoption of the following Plan Proposals (the Board of Directors recommends a vote "FOR" with respect to each of the following):

                                                            FOR AGAINST ABSTAIN
                                                            --- ------- -------
2. Proposal to adopt the 1997 Incentive Benefit Plan        [_]   [_]     [_]
3. Proposal to adopt amendments to the 1988 Incentive Com-
 pensation Plan                                             [_]   [_]     [_]

Adoption of the following Plan Proposals (the Board of Directors recommends a vote "FOR" with respect to each of the following):

                                                            FOR AGAINST ABSTAIN
                                                            --- ------- -------
4. Proposal to amend and restate the 1993 Non-Employee Di-
 rector Stock Option Plan                                   [_]   [_]     [_]
5. Proposal to adopt the 1997 Director Stock
 Election/Deferral Plan                                     [_]   [_]     [_]

6. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.
                                              Signed:__________________________

                                              Dated:_____________________, 1997
                                              NOTE: Please sign this proxy and
                                              return it promptly whether or
                                              not you expect to attend the
                                              meeting. You may nevertheless
                                              vote in person if you attend.
                                              Please sign exactly as your name
                                              appears hereon. Give full title
                                              if an Attorney, Executor, Admin-
                                              istrator, Trustee, Guardian,
                                              etc. For an account in the name
                                              of two or more persons, each
                                              should sign, or if one signs, he
                                              should attach evidence of his
                                              authority.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY, IF EXECUTED, WILL BE VOTED FOR THE BOARD'S NOMINEES AND FOR ADOPTION OF EACH OF THE ABOVE- MENTIONED PLAN PROPOSALS.